UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No._ )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

BRUNSWICK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

March 21, 2013

Dear Brunswick Shareholder:

We are pleased to invite the shareholders of Brunswick Corporation to attend the Annual Meeting of Shareholders of Brunswick Corporation, to be held on Wednesday, May 1, 2013, at 9:00 a.m. CDT at Brunswick’s corporate offices, located at 1 N. Field Court, Lake Forest, Illinois.

In 2012, we successfully executed our business strategy despite challenging economic conditions. Our results in 2012 represent the third consecutive year of strong improvements in operating earnings and net earnings. Over the past several years, our entire organization has done an excellent job of executing our business plan and transforming our businesses to promote growth and identify operating efficiencies. The 2012 results and the strategic actions taken during the year have strengthened our overall financial profile, providing a solid platform for further improvements in future financial results.

As a Brunswick shareholder, you have been able to share in our financial and operational successes. Our total shareholder return for 2012 was 61.35%, with our total shareholder return for the last three years being an outstanding 130.06%. Our Board of Directors, the management team and our over 16,000 global employees are dedicated to continuing the effort necessary to add value to our shareholders.

In 2013, Brunswick will again focus on executing its financial and operational strategic growth initiatives as well as on cost reductions and operating efficiencies throughout our organization in order to sustain earnings growth.

We will begin mailing a notice to our shareholders on March 21, 2013, containing instructions on how to access online our 2013 Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012, as well as instructions on how to receive paper copies of these documents for shareholders who so elect.

Your vote is very important. Whether or not you plan to attend the meeting, we urge you to vote either via the Internet, by telephone or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued support of Brunswick.

Sincerely,

Dustan E. McCoy
Chairman and Chief Executive Officer

Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045-4811

Telephone 847.735.4700

Table of Contents

PROXY SUMMARY	4
PROXY STATEMENT	8
ABOUT THE MEETING	8
PROPOSAL NO. 1:	ELECTION OF DIRECTORS	11
CORPORATE GOVERNANCE	18
EXECUTIVE COMPENSATION	24
REPORT OF THE AUDIT COMMITTEE	42
PROPOSAL NO. 2:	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	43
DIRECTOR COMPENSATION	44
PROPOSAL NO. 3:	APPROVAL OF THE BRUNSWICK CORPORATION SENIOR MANAGEMENT INCENTIVE PLAN	46
PROPOSAL NO. 4:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	49
APPENDIX A	BRUNSWICK CORPORATION SENIOR MANAGEMENT INCENTIVE PLAN	50

Notice of Annual Meeting of Shareholders

May 1, 2013

9:00 a.m. CDT

Brunswick corporate offices, 1 N. Field Court, Lake Forest, Illinois

March 21, 2013

Dear Brunswick Shareholder:

The Annual Meeting of Shareholders of Brunswick Corporation will be held at Brunswick’s corporate offices, located at 1 N. Field Court, Lake Forest, Illinois, on Wednesday, May 1, 2013, at 9:00 a.m. CDT. At the Annual Meeting, we will consider and vote upon the following matters:

(1)

The election to the Company’s Board of Directors of the four nominees named in the attached Proxy Statement;

(2)

The approval of the compensation of our named executive officers on an advisory basis;

(3)

The approval of the Brunswick Corporation Senior Management Incentive Plan;

(4)

The ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(5)

Any other business that may properly come before the meeting.

Sincerely,

Kristin M. Coleman
Secretary

Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045-4811
Telephone 847.735.4700

Back to Contents

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Eligibility to Vote

You can vote if you were a shareholder of record at the close of business on March 4, 2013.

How to Cast Your Vote

You can vote by any of the following methods:

•

Internet (www.proxyvote.com) until 5:00 p.m. EDT on 4/30/2013;

•

Telephone (1-800-690-6903) until 5:00 p.m. EDT on 4/30/2013;

•

Completing, signing and returning your proxy or voting instruction card; or

•

In person at the annual meeting.

Voting Matters

	Board Vote Recommendation	Page Reference
Election of Directors	FOR each Director Nominee	11
Advisory Vote on the Approval of Executive Compensation	FOR	43
Approval of the Brunswick Corporation Senior Management Incentive Plan	FOR	46
Ratification of the Appointment of Auditors	FOR	48

Business Highlights

(for more detail, please see Brunswick’s Annual Report on Form 10-K filed February 21, 2013)

In 2012, the Company successfully navigated through extreme variability in markets and business conditions, which resulted in the third consecutive year of strong improvement in operating earnings. Despite global economic challenges, the Company looked to achieve the following objectives in 2012:

•

Deliver revenue growth

–

Ended the year with a one percent increase in net sales when compared with 2011 in spite of weakness in Europe and weak global demand for fiberglass sterndrive boats

•

Experience strong increases in operating earnings

–

Reported operating earnings of $264.1 million in 2012 compared with operating earnings of $213.7 million in 2011 and $62.9 million in 2010

•

Continue to generate strong free cash flow, retire debt and make significant contributions into the Company’s defined benefit pension plans in pursuit of fully funding these plans

–

Ended the year with $428.7 million of cash and marketable securities

–

Retired $124.2 million of debt, contributing to a $13.7 million decrease in interest expense

–

Contributed $69.0 million to the Company’s defined benefit pension plans

–

Generated $183.6 million of cash flow from operating activities of continuing operations

BRUNSWICK CORPORATION – 2013 Proxy Statement   4

Back to Contents

We achieved excellent 1 and 3 year Total Shareholder Return (“TSR”)

•

1 year TSR – 61.35%

•

3 year TSR – 130.06%

Board Nominees and Governance of the Company (page 12)

Name	Age	Director since	Occupation	Independent (Yes/No)	Committee Memberships	Other Company Boards
Nolan D. Archibald	69	1995	Executive Chairman – Stanley Black & Decker, Inc.	Yes	• Finance (Chair)	• Huntsman Corporation • Lockheed Martin Corporation
David C. Everitt	60	2012	Retired, President, Agricultural and Turf Division - North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products – Deere & Company	Yes	• Finance • Human Resources and Compensation	• Agrium Inc. • Harsco Corporation
Roger J. Wood	50	2012	President and Chief Executive Officer – Dana Holding Corporation	Yes	• Finance • Nominating and Corporate Governance	• Dana Holding Corporation
Lawrence A. Zimmerman	70	2006	Retired, Vice Chairman and Chief Financial Officer – Xerox Corporation	Yes	• Audit (Chair) • Qualified Legal Compliance	• Delphi Automotive, LLP • Computer Sciences Corporation • Flextronics International Ltd.

•

Mr. McCoy serves as our Chairman and Chief Executive Officer

•

Mr. Fernandez serves as our Lead Independent Director

•

11 Directors are independent under the rules set forth in the NYSE Listed Company Manual

•

Our Directors attended 100% of the 2012 Board Meetings

•

All of the members of the Audit, Finance, Human Resources and Compensation, Nominating and Corporate Governance and Qualified Legal Compliance Committees are independent

The Board of Directors believes that having the Company’s Chief Executive Officer serve as Chairman of the Board is in the best interest of its shareholders because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy.

BRUNSWICK CORPORATION – 2013 Proxy Statement   5

Back to Contents

Executive Compensation (page 24)

Compensation Element	Metric(s)	Role within Compensation Program	How Designed and Determined
Base Salary	n/a	Foundation of total pay, as incentives and benefits are a function of base salary.	Reviewed annually, targeting median of peer group. External competitiveness, individual performance and internal equity are considered when determining executives’ base salaries.
Annual Incentive Plan	• Earnings Per Share (EPS) • Earnings Before Interest and Taxes (EBIT)	Primary element used to reward accomplishments against established business and individual goals within a given year.

Target funding based on planned performance for the year, as approved by the Board of Directors, with actual funding tied to annual performance against target metrics and limited to no more than 200 percent of target funding.

Performance Shares	• Cash Flow Return On Investment (CFROI) • Relative Total Shareholder Return (TSR)	Focus management team on creating and sustaining value for shareholders.

Three-year performance plan earned based on achievement of both a CFROI target over a 12-month period and Brunswick’s TSR performance relative to the TSR of an established peer group, as measured over the three-year period. Effective for 2013, the proportion of annual performance share grants in the LTI mix for named executive officers (NEOs) is being increased to 50% of targeted equity value.

Restricted Stock Units (RSUs)	• TSR	Reinforce retention and reward sustained TSR.

Effective for 2013, annual RSU grants for NEOs represent 50% of targeted equity value (33% for 2012). A current stock price is used to determine the number of RSUs to be granted. RSUs cliff vest at the end of a three-year period.

Stock Appreciation Rights (SARs)	• Stock Price	Increase linkage to shareholders by rewarding stock price appreciation and tying wealth accumulation to performance.	Vest 25% per year over four years; ten-year term. SARs have been replaced in 2013 with the use of more performance shares, but represented 33% of targeted equity value for 2012.

WHAT WE DO	WHAT WE DON’T DO
Very high percentage of executive pay is tied to performance	We have no gross-ups (including perks, excise tax)
Executives have performance-based goals which are tied to shareholder return	There are no modified single-trigger or a single-trigger change-in-control severance agreements (we only use double-trigger CIC severance provisions)
We target median compensation levels, and review market data, of our peer group when making executive compensation decisions	All of our equity plans expressly forbid option repricing without shareholder approval
We apply strict share ownership guidelines to NEOs	All of our active equity plans expressly forbid exchanges of underwater options for cash
We disclose complete information on the annual incentive plan	We do not allow hedging of shares
We prohibit recycling for options/SARs	We do not allow pledging of shares
We require vested shares from our equity compensation programs to be held until share ownership guidelines met
We consider risk in our compensation program
We use an independent compensation consultant
We have an established clawback policy

BRUNSWICK CORPORATION – 2013 Proxy Statement   6

Back to Contents

2012 Executive Total Targeted Compensation Mix (page 26)

Component	CEO	Other NEOs
Base Salary	15%	30%
Annual Incentives	23%	32%
Long-Term Incentives	62%	38%

2012 Executive Compensation Summary (page 33)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Dustan E. McCoy Chairman and Chief Executive Officer	2012	$986,538	$-	$2,676,935	$1,333,967	$1,619,000	$136,785	$354,949	$7,108,174
Peter B. Hamilton Senior Vice President and Chief Financial Officer	2012	$550,000	$-	$541,474	$269,970	$752,000	$475,887	$181,668	$2,770,999
Mark D. Schwabero Vice President & President – Mercury Marine	2012	$445,000	$-	$354,115	$176,010	$583,300	$-	$137,967	$1,696,392
Andrew E. Graves Vice President & President – Boat Group	2012	$445,000	$-	$354,055	$176,010	$452,400	$-	$132,296	$1,559,761
B. Russell Lockridge Vice President and Chief Human Resources Officer	2012	$385,000	$-	$285,826	$142,925	$421,100	$-	$153,248	$1,388,099

Brunswick Corporation Senior Management Incentive Plan (page 46)

We are asking our shareholders to approve an Internal Revenue Code Section 162(m)-compliant Brunswick Corporation Senior Management Incentive Plan.

Auditors (page 48)

As a matter of good corporate governance, we are asking our shareholders to ratify the Audit Committee’s appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

BRUNSWICK CORPORATION – 2013 Proxy Statement   7

Back to Contents

PROXY STATEMENT

The Board of Directors of Brunswick Corporation (“Brunswick” or the “Company”) is soliciting proxies from Brunswick’s shareholders for the annual meeting to be held at Brunswick’s corporate offices, located at 1 N. Field Court, Lake Forest, Illinois, on Wednesday, May 1, 2013, at 9:00 a.m. CDT (the “Annual Meeting”). As required by rules adopted by the Securities and Exchange Commission (the “SEC”), Brunswick is making this Proxy Statement and its Annual Report on Form 10-K available to its shareholders electronically via the Internet. In addition, Brunswick is using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 21, 2013, Brunswick will begin mailing a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting (together, the “Notice”) to its shareholders containing instructions on how to access this Proxy Statement and Brunswick’s Annual Report via the Internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon matters described in the Notice, including the election to our Board of Directors of the four nominees named in this Proxy Statement, the approval of the compensation of our named executive officers on an advisory basis, the approval of the Brunswick Corporation Senior Management Incentive Plan, and the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who may vote at the Annual Meeting?

Only holders of one or more of the 90,441,250 shares of Brunswick Common Stock issued and outstanding as of the close of business on March 4, 2013 (the “Record Date”) will be entitled to vote at the Annual Meeting. Each holder as of the Record Date is entitled to one vote for each share of Brunswick Common Stock held.

Who can attend the Annual Meeting?

Only shareholders who owned Brunswick Common Stock as of the Record Date, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date.

How do I vote?

If you are a shareholder of record as of the Record Date, you can vote: (i) by attending the Annual Meeting; (ii) by following the instructions on your Notice for voting by telephone or via the Internet at www.proxyvote.com; or (iii) by signing, dating and mailing in a proxy card. The deadline for voting by telephone or via the Internet is 5:00 p.m. EDT on Tuesday, April 30, 2013.

If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

BRUNSWICK CORPORATION – 2013 Proxy Statement   8

Back to Contents

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting, including voting via the Internet or by telephone (only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Who will count the votes?

Brunswick’s tabulator, Broadridge Financial Solutions, Inc., will count the votes. Representatives of Brunswick’s Shareholder Services Department will act as inspectors of election.

How will my shares be voted if I sign, date and return a proxy card?

If you sign, date and return a proxy card and indicate how you would like your shares to be voted, your shares will be voted as you have instructed. If you sign, date and return a proxy card but do not indicate how you would like your shares to be voted, your proxy will be voted as follows: for the election of the four director nominees named in this Proxy Statement; for the approval of the compensation of our named executive officers; for the approval of the Brunswick Corporation Senior Management Incentive Plan; and for the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the Company’s fiscal year ending December 31, 2013. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

What are the Board’s recommendations?

The Board of Directors recommends a vote for the election of the four director nominees named in this Proxy Statement. The Board recommends a vote for the approval of the compensation of our named executive officers and the approval of the Brunswick Corporation Senior Management Incentive Plan. The Board and the Audit Committee recommend the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What vote is required to approve each matter to be considered at the Annual Meeting?

Election of Directors. Brunswick has adopted a majority voting standard for the uncontested election of directors and, therefore, the four director nominees shall be elected to the Board of Directors if they each receive a majority of the votes cast, in person or by proxy, at the Annual Meeting. Under Brunswick’s majority voting standard for uncontested elections, if the number of votes cast “For” a director nominee’s election does not exceed the number of votes cast “Against” election, then the director nominee must tender his or her resignation from the Board promptly after certification of the shareholders’ vote. The Board will decide within 120 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, whether to accept the resignation. Because Brunswick has adopted a majority voting standard for the uncontested election of directors, abstentions will have no effect on the election of director nominees. If any one or more of the four director nominees is unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for the alternate individual or individuals designated by the Board.

Approval of Executive Compensation. The affirmative vote of the holders of a majority of the shares having voting power, represented in person or by proxy, will be required for the approval of the non-binding resolution relating to the compensation of the Company’s named executive officers. Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval.

Approval of the Brunswick Corporation Senior Management Incentive Plan. The affirmative vote of the holders of a majority of the shares having voting power, represented in person or by proxy, will be required for the approval of the Brunswick Corporation Senior Management Incentive Plan. Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval.

BRUNSWICK CORPORATION – 2013 Proxy Statement   9

Back to Contents

Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power, represented in person or by proxy, will be required for the ratification of the Audit Committee’s appointment of Ernst & Young LLP as Brunswick’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Because the vote to ratify the independent registered public accounting firm requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against ratification.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the 90,441,250 shares of Brunswick Common Stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed ballots marked either “Abstain” or “Withhold authority to vote,” or returned without voting instructions, are counted as present for the purpose of determining whether a quorum is present. In addition, broker non-votes will be counted as present for quorum purposes.

How will broker non-votes be treated?

Broker non-votes occur when a broker lacks discretionary authority to vote on a proposal and the beneficial owner has not provided an indication as to how to vote. Brunswick will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as having voting power on the proposals, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a proposal passes. We expect that brokers will lack discretionary authority with respect to the election of directors, the advisory vote to approve the compensation of the Company’s named executive officers and the vote to approve the Brunswick Corporation Senior Management Incentive Plan, but will have discretionary authority with respect to ratification of the appointment of the independent registered public accounting firm.

Will my vote be kept confidential?

Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to Brunswick’s tabulator and inspectors of election, who are obligated to keep your vote confidential.

Who pays to prepare, mail and solicit the proxies?

Brunswick pays all of the costs of preparing, mailing and soliciting proxies. Brunswick asks brokers, banks, voting trustees and other nominees and fiduciaries to forward notices and, when requested, proxy materials to the beneficial owners and to obtain authority to execute proxies. Brunswick will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet or personal contact by its designated officers and employees, Brunswick has retained the services of Georgeson Inc. to solicit proxies for a fee of $9,900 plus expenses.

What if other matters come up during the Annual Meeting?

If any matters other than those referred to in the Notice properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. Brunswick is not aware of any business other than the items referred to in the Notice that may be considered at the meeting.

BRUNSWICK CORPORATION – 2013 Proxy Statement   10

Back to Contents

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, Brunswick is required to provide access to its proxy materials via the Internet and has elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, Brunswick is sending a Notice to all of its shareholders as of the Record Date. All shareholders may access Brunswick’s proxy materials on the Web site referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. Instructions on how to access Brunswick’s proxy materials via the Internet and how to request a printed copy can be found in the Notice. Additionally, by following the instructions in the Notice, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save Brunswick the cost of printing and mailing documents to you and will reduce the impact of the Company’s Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Multiple individuals residing in my home are beneficial owners of shares of Brunswick Common Stock. Why did we receive only one mailing?

Brunswick is sending only one envelope with multiple Notices to you if you share a single address with another shareholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce Brunswick’s printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive duplicate mailings in the future, you may contact Brunswick Shareholder Services by telephone at 847.735.4294, by mail at 1 N. Field Court, Lake Forest, IL 60045, or by e-mail at services@brunswick.com. If you currently receive multiple Notices, you can request householding by contacting Brunswick Shareholder Services as described above. If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the holder of record.

PROPOSAL NO. 1:    ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect four individuals to serve on the Board of Directors. The current Board of Directors, acting pursuant to a recommendation from the Nominating and Corporate Governance Committee, has nominated Nolan D. Archibald, David C. Everitt, Roger J. Wood and Lawrence A. Zimmerman for election as directors to serve for terms expiring at the 2016 Annual Meeting or until their respective successors have been elected and qualified. Mr. Archibald, Mr. Everitt, Mr. Wood and Mr. Zimmerman have served as directors since 1995, 2012, 2012 and 2006, respectively.

In accordance with the Brunswick Corporation Principles and Practices of the Board of Directors (the “Principles”), Jeffrey L. Bleustein and Graham H. Phillips will retire from the Board at the Annual Meeting, and consequently the Company has not nominated Mr. Bleustein or Mr. Phillips to stand for re-election this year. The Company thanks Mr. Bleustein and Mr. Phillips for their many years of distinguished service to the Company.

While the Board of Directors currently has twelve members divided among three classes, following the retirements of Mr. Bleustein and Mr. Phillips, the Board of Directors will have ten members divided among three classes. Two classes will consist of three directors and the other class will consist of four directors.

Mr. Everitt and Mr. Wood were identified by a third-party search firm to be nominated to the Board of Directors.

Biographical information follows for each nominee and each director whose term of office will continue after the Annual Meeting. Additional information is set forth below regarding the specific experience, qualifications, attributes or skills of each member of the Board of Directors that led the Board to conclude that such individual should serve on the Board in light of the Company’s business and leadership structure.

BRUNSWICK CORPORATION – 2013 Proxy Statement   11

Back to Contents

Nominees for Election for Terms Expiring at the 2016 Annual Meeting

Nolan D. Archibald

Director since 1995

Executive Chairman of Stanley Black & Decker, Inc., a consumer and commercial products company, since 2010; President and Chief Executive Officer of The Black & Decker Corporation, 1986 to 2010; recipient of the American Marketing Association’s Edison Achievement Award; director of Huntsman Corporation and Lockheed Martin Corporation; age 69.

As the current Executive Chairman and former Chief Executive Officer of a global consumer and commercial products company, with more than 25 years of experience in those roles, Mr. Archibald brings significant experience and knowledge to our Board in the areas of business management, strategic planning and international business operations. Mr. Archibald is also well suited to provide advice and guidance to our Company’s management and Board in regard to a wide variety of financial issues.

David C. Everitt

Director since 2012

Retired; President, Agricultural and Turf Division - North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, May 2009 to September 2012; previously served as President, Agricultural Division — North America, Australia, Asia and Global Tractor and Implement Sourcing, January 2006 to May 2009; President, Agricultural Division — Europe, Africa, South America and Global Harvesting Equipment Sourcing, 2001 to 2006; director of Agrium Inc. and Harsco Corporation; age 60.

As the former President of Deere & Company’s largest division, Mr.  Everitt brings his engineering experience, global expertise and extensive knowledge of dealer and distribution issues to our Board, allowing him to contribute his knowledge and experiences as an international business leader.

Roger J. Wood

Director since 2012

President and Chief Executive Officer of Dana Holding Corporation, a world leader in the supply of axles, driveshafts, off-highway transmissions, sealing and thermal-management products and genuine service parts, since 2011; previously served as Group President, Engine of BorgWarner, Inc., 2010 to 2011; Executive Vice President of BorgWarner, Inc., 2009 to 2011; President of BorgWarner Turbo Systems Inc. and BorgWarner Emissions Systems Inc., 2005 to 2009; director of Dana Holding Corporation; age 50.

As the current Chief Executive Officer and President of Dana, and given his many years of service at another Tier-1 automotive supplier, Mr. Wood has unique insight and brings significant knowledge to the Board in the areas of manufacturing operations, business management and strategic planning.

Lawrence A. Zimmerman

Director since 2006

Retired; Vice Chairman and Chief Financial Officer of Xerox Corporation, a global document technology and services company, 2009 to 2011; previously served as Chief Financial Officer of Xerox Corporation, 2002 to 2009; Vice President, Finance and Planning, Server and Technology division of International Business Machines Corporation, 1996 to 1998; Vice President, Finance, Europe, Middle East and Africa operations of International Business Machines Corporation, 1994 to 1996; Corporate Controller, International Business Machines Corporation, 1991 to 1994; director of Delphi Automotive, LLP, Computer Sciences Corporation and Flextronics International Ltd. Previously served as director of Stanley Black & Decker, Inc; age 70.

As the former Vice Chairman and Chief Financial Officer of an international document management company, Mr. Zimmerman brings significant knowledge to the Board in the areas of finance, accounting and risk oversight. Mr. Zimmerman’s broad experience as a financial executive includes strategic planning and leading restructuring and cost reduction efforts.

Your Board of Directors recommends a vote FOR the election of the nominees named above.

BRUNSWICK CORPORATION – 2013 Proxy Statement   12

Back to Contents

Directors Continuing in Office until the 2015 Annual Meeting

Anne E. Bélec

Director since 2008

Chief Executive Officer of Mosaic Group, LLC, a business and brand strategy consulting group, from 2009 to 2010 and since 2011; Vice President — Chief Marketing Officer of Navistar, Inc., a manufacturer of commercial and military vehicles, parts and accessories, from 2010 to 2011; Director of Global Marketing of Ford Motor Company, 2008 to 2009; employed by Volvo Car Corporation and its affiliates from 2003 to 2008, most recently as President and Chief Executive Officer of Volvo Cars of North America; director of Industrial Alliance Group; age 50.

As the Chief Executive Officer of a business and brand strategy consulting group and a former Vice President — Chief Marketing Officer of an international manufacturer of commercial and military vehicles, parts and accessories, Ms. Bélec brings broad experience to our Board regarding marketing, brand development and distribution. Additionally, her prior experience as the Chief Executive Officer of an automotive business unit’s operations enables her to provide financial, human resources and consumer research advice and guidance to our Company’s management and Board.

Manuel A. Fernandez

Director since 1997

Executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, since April 2012; Non-Executive Chairman of Sysco Corporation from 2009 to 2012; Managing Director of SI Ventures, LLC, a venture capital partnership, since 1998; Chairman, President and Chief Executive Officer of Gartner, Inc., 1991 to 1999; director of Flowers Foods, Inc. and Sysco Corporation. Previously served as Chairman of the University of Florida Board of Trustees, director of Stanley Black & Decker, Inc., and Chairman Emeritus of Gartner, Inc.; age 66.

As the Executive Chairman of a foodservice products company and the Managing Director of a venture capital partnership, Mr. Fernandez brings significant experience and knowledge to our Board regarding strategic planning, acquisitions, corporate governance and human resources. Mr. Fernandez’s extensive experience in information technology, including his role as Chairman and Chief Executive Officer of a leading information technology company, as well as with a variety of businesses with strong commercial product offerings, allows him to provide invaluable advice and guidance to our Company’s management and Board regarding technology strategy and distribution.

J. Steven Whisler

Director since 2007

Retired; Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, 2000 to 2007; employed by Phelps Dodge Corporation in a number of positions since 1976, including President and Chief Operating Officer; director of International Paper Company and CSX Corporation. Previously served as director of Burlington Northern Santa Fe Corporation, U.S. Airways Group Inc. and Aleris International; age 58.

As the former Chairman and Chief Executive Officer of a mining and manufacturing company with operations on several continents, Mr. Whisler has extensive experience with international business operations and regulatory compliance matters. Additionally, Mr. Whisler’s background enables him to provide strategic advice and guidance to our Company’s management and Board regarding financial, human resources and risk oversight matters.

BRUNSWICK CORPORATION – 2013 Proxy Statement   13

Back to Contents

Directors Continuing in Office until the 2014 Annual Meeting

Cambria W. Dunaway

Director since 2006

U.S. President and Global Chief Marketing Officer of KidZania, Inc., a global operator of interactive, educational family entertainment centers, since October 2010; Executive Vice President, Sales and Marketing of Nintendo of America, a maker of video game hardware and software, 2007 to 2010; Chief Marketing Officer of Yahoo! Inc., a global Internet destination, 2003 to 2007; Vice President of Kids & Teens Brands for Frito Lay North America, a division of PepsiCo, Inc., 2000 to 2003; Board member of the International Museum of Women; age 50.

As the U.S. President and Global Chief Marketing Officer of a company with international retail operations, Ms. Dunaway brings significant experience and knowledge to our Board in the areas of retail strategy, sales, marketing, consumer and market research and business development. Additionally, Ms. Dunaway’s demonstrated leadership in businesses with strong consumer appeal, and her prior experience in the technology industries, allows her to provide advice to our management and Board regarding the effective use of technology in regard to marketing initiatives, as well as corporate governance matters.

Dustan E. McCoy

Director since 2005

Chairman and Chief Executive Officer of Brunswick Corporation since 2005; Vice President of Brunswick and President of Brunswick Boat Group, 2000 to 2005; Vice President, General Counsel and Corporate Secretary of Brunswick, 1999 to 2000; Executive Vice President of Witco Corporation, a specialty chemicals company, January to September 1999; Senior Vice President, General Counsel and Corporate Secretary of Witco Corporation, 1996 to 1998; director of Freeport-McMoRan Copper & Gold Inc. and Louisiana-Pacific Corporation; Chairman, Eastern Kentucky University Foundation Board; age 63.

As the Chairman and Chief Executive Officer of Brunswick Corporation, Mr. McCoy has extensive knowledge of the Company and its business segments. Mr. McCoy’s day-to-day leadership role provides him with extensive knowledge of our business and our industry and allows him to communicate effectively about our Company’s operations and business strategy with our Board.

Ralph C. Stayer

Director since 2002

Chairman, President and Chief Executive Officer of Johnsonville Sausage, LLC, a maker of sausage products, since 1978; Founder of Leadership Dynamics, a consulting firm; Member of the Board of Trustees of Boston College; age 69.

As the Chairman, President and Chief Executive Officer of a successful consumer-focused private enterprise, Mr. Stayer brings extensive management experience to the Board in the areas of effective competition, production, distribution and financial matters. Additionally, Mr. Stayer’s writing, teaching and consulting work relating to organizational development and leadership enable him to provide our Company’s management and Board with advice and guidance in relation to strategic, organizational and individual development.

BRUNSWICK CORPORATION – 2013 Proxy Statement   14

Back to Contents

Board Committees

The Board of Directors has six committees: Audit, Finance, Human Resources and Compensation, Nominating and Corporate Governance, Qualified Legal Compliance and Executive. Each Committee is comprised solely of independent directors, as that standard is determined by the Principles and in the NYSE Listed Company Manual, with the exception of the Executive Committee, of which Mr. McCoy is a member. Each of the Committees may, at its sole discretion and at Brunswick’s expense, obtain advice and assistance from outside legal, financial, accounting or other experts and advisors. The following table shows the current membership of these Committees:

Name	Audit		Finance		Human Resources and Compensation		Nominating and Corporate Governance		Qualified Legal Compliance		Executive
Nolan D. Archibald			X	*							X
Anne E. Bélec	X				X
Jeffrey L. Bleustein							X	*	X	*	X
Cambria W. Dunaway							X		X
David C. Everitt			X		X
Manuel A. Fernandez					X						X
Dustan E. McCoy											X
Graham H. Phillips					X	*					X
Ralph C. Stayer			X
J. Steven Whisler	X				X
Roger J. Wood			X				X
Lawrence A. Zimmerman	X	*							X		X
* Committee Chair

The principal responsibilities of each of these Committees are described generally below and in detail in their respective Committee Charters, which are available at www.brunswick.com/company/governance/committees.html, or in print upon request by any Brunswick shareholder.

Audit Committee

Members of the Audit Committee are Mr. Zimmerman (Chair), Ms. Bélec and Mr. Whisler. The Board has determined that each member of the Audit Committee is “financially literate,” as that term is used in the NYSE listing standards, and that Mr. Zimmerman is an “audit committee financial expert,” as such term is defined by SEC rules.

The Audit Committee assists the Board in overseeing Brunswick’s accounting, auditing and reporting practices, its independent registered public accounting firm, its system of internal controls and the integrity of its financial information and disclosures. The Committee reviews certain regulatory and compliance matters, policies regarding risk assessment and risk management and corporate tax strategy. The Audit Committee maintains free and open communication, and meets separately at each regularly scheduled Board meeting, with the Company’s independent registered public accounting firm, its internal auditors and management.

The Audit Committee met nine times during 2012.

Finance Committee

Members of the Finance Committee are Mr. Archibald (Chair), Mr. Everitt, Mr. Stayer and Mr. Wood. The Finance Committee assists the Board in overseeing Brunswick’s financial performance and financial structure, including debt structure, financial policies and procedures, capital expenditures and capital expenditure budgets. The Committee also reviews proposals for corporate financing, short-term and long-term borrowings, the declaration and distribution of dividends, material investments and divestitures, insurance coverage and related matters, as well as the funding and performance of Brunswick’s pension plans.

The Finance Committee met five times during 2012.

Human Resources and Compensation Committee

Members of the Human Resources and Compensation Committee (the “Compensation Committee”) are Mr. Phillips (Chair), Ms. Bélec, Mr. Everitt, Mr. Fernandez and Mr. Whisler. The Compensation Committee’s authority includes, among other duties, the following responsibilities:

•

Annually review and approve goals and objectives for Brunswick’s senior executives; together with the Chief Executive Officer, evaluate the performance of senior executives in light of these criteria; and oversee management development and succession planning;

•

Annually review and make recommendations to the Board of Directors about the compensation (including salary, annual incentive and other cash compensation) of the Chief Executive Officer and, together with the Nominating and Corporate Governance Committee, oversee the annual review of the performance of the Chief Executive Officer;

•

Approve equity awards to the Chief Executive Officer and compensation (including salary, annual incentive, stock options and other equity-based and other incentive compensation) to be paid to other senior executives, and authorize senior executives to approve awards to employees who are not senior executives based on criteria established by the Compensation Committee; and

BRUNSWICK CORPORATION – 2013 Proxy Statement   15

Back to Contents

•

Oversee the development of a compensation philosophy for the Company that is consistent with its long-term strategic goals and does not encourage unnecessary risk-taking.

The Compensation Committee meets in conjunction with regularly scheduled meetings of the Board of Directors and as otherwise required. Meetings are regularly attended by the Chairman and Chief Executive Officer, as well as the Vice President and Chief Human Resources Officer. At each meeting, the Committee meets in executive session.

The Chairman and Chief Executive Officer is responsible for establishing strategies to achieve the Company’s objectives. To ensure that executive compensation is consistent with those objectives, the Chairman and Chief Executive Officer is responsible for making recommendations to the Committee regarding the following: compensation goals and principles; the peer group of companies to be used to determine compensation ranges; selection of performance targets for incentive plans, with input from other senior executives; performance rating and compensation actions to be taken; and salary increases, incentive awards and equity grants for senior executives.

The Compensation Committee collaborates with the Chairman and Chief Executive Officer to develop incentive funding formulas for Brunswick divisions, and for conducting performance evaluations, talent development and succession planning for senior executives. The Committee establishes criteria pursuant to which Brunswick’s senior executives allocate equity awards to non-executive employees, and oversees Brunswick’s Human Resources Department in its administration of compensation and benefit plans.

The Compensation Committee continues to engage Frederic W. Cook & Co., Inc. (“FWC”) to provide advice on various aspects of Brunswick’s executive compensation programs. The Committee meets with FWC in executive session on a regular basis and FWC reports directly to the Committee. The Compensation Committee has assessed the independence of FWC pursuant to applicable SEC rules and NYSE listing standards and has concluded that FWC’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee met six times during 2012.

Nominating and Corporate Governance Committee

Members of the Nominating and Corporate Governance Committee are Mr. Bleustein (Chair), Ms. Dunaway and Mr. Wood. The Nominating and Corporate Governance Committee assists the Board in overseeing policies and programs designed to ensure Brunswick’s adherence to high corporate governance and ethical standards and compliance with all applicable legal and regulatory requirements. Together with the Compensation Committee, it oversees the annual review of the Chairman and Chief Executive Officer’s performance. The Committee identifies, screens, interviews and recommends to the Board potential director nominees, and oversees other matters related to Board composition, performance, standards, size and membership, including ensuring appropriate diversity of perspective, background and experience in Board membership.

The Nominating and Corporate Governance Committee of the Board of Directors has responsibility for making recommendations regarding director compensation design to the Board of Directors for review and action. Brunswick’s Human Resources Department and the Company’s outside consultants provide the Nominating and Corporate Governance Committee with director compensation data as publicly reported, including data relating to peer group and other similarly-sized companies, as well as data from published surveys.

The Nominating and Corporate Governance Committee met six times during 2012.

Qualified Legal Compliance Committee

Members of the Qualified Legal Compliance Committee are Mr. Bleustein (Chair), Ms. Dunaway and Mr. Zimmerman. The Qualified Legal Compliance Committee receives and investigates reports made to it concerning possible material violations of law or breaches of fiduciary duty by the Company or any of its officers, directors, employees or agents. During 2012, no reports were made to the Qualified Legal Compliance Committee and, therefore, it did not meet.

Executive Committee

In addition to its standing Committees, the Board of Directors has an Executive Committee, comprised of the Chairman of the Board, the Lead Independent Director and the Chairs of the Audit Committee, Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Executive Committee meets from time to time at the request of the Chairman of the Board. The Executive Committee did not meet during 2012.

BRUNSWICK CORPORATION – 2013 Proxy Statement   16

Back to Contents

Director Independence

The Principles require that independent directors must constitute a substantial majority of the Board and that no more than two members of management may serve on the Board at the same time. The Principles provide that a director shall be considered to be independent if he or she satisfies the general director independence standards established by the New York Stock Exchange (the “NYSE”). The NYSE standards provide that a director will not be independent unless the Board affirmatively determines that the director has no material relationship with Brunswick (either directly or as a partner, shareholder or officer of an organization that has a relationship with Brunswick). In addition, the NYSE standards provide that a director is not independent if:

•

The director is, or within the prior three years has been, an employee of Brunswick, or a member of the director’s immediate family is, or within the prior three years has been, an executive officer of Brunswick;

•

The director or an immediate family member of the director has received, during any 12-month period within the prior three years, more than $120,000 in direct compensation from Brunswick (excluding fees for Board and Board committee service, pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);

•

Certain specified relationships exist between the director, a member of the director’s immediate family, and a firm that serves or has served as Brunswick’s internal or external auditor;

•

The director is a partner or employee of a firm that is Brunswick’s internal or external auditor;

•

A member of the director’s immediate family is a partner of a firm that is Brunswick’s internal or external auditor, or is an employee of such a firm and personally works on Brunswick’s audit;

•

The director or an immediate family member was within the last three years a partner or employee of a firm that is or was Brunswick’s internal or external auditor and personally worked on Brunswick’s audit during that time;

•

The director or a member of the director’s immediate family is, or within the prior three years has been, employed as an executive officer of any other business organization where any of Brunswick’s current executive officers serve or served on that business organization’s compensation committee; or

•

The director is an employee of, or a member of the director’s immediate family is a director or an executive officer of, a business organization that has made payments to, or received payments from, Brunswick for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2 percent of the business organization’s consolidated gross revenues.

Applying the NYSE standards described above, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the non-management directors has a material relationship with Brunswick and that all non-management directors, comprised of Mr. Archibald, Ms. Bélec, Mr. Bleustein, Ms. Dunaway, Mr. Everitt, Mr. Fernandez, Mr. Phillips, Mr. Stayer, Mr. Whisler, Mr. Wood and Mr. Zimmerman, are independent.

BRUNSWICK CORPORATION – 2013 Proxy Statement   17

Back to Contents

CORPORATE GOVERNANCE

Overview

The Board of Directors has adopted written Principles and Practices (the “Principles”) to assist it in the performance of its duties and the exercise of its responsibilities. The Principles are available on Brunswick’s Web site, www.brunswick.com/company/governance/principlespractices.php, or in print upon request by any Brunswick shareholder. The Principles set the framework for Brunswick’s governance structure. The Board believes that good corporate governance is a source of competitive advantage for Brunswick. Good governance allows the skills, experience and judgment of the Board to support Brunswick’s executive management team, enabling management to improve Brunswick’s performance and maximize shareholder value.

As set forth in the Principles, the Board’s responsibilities include overseeing and directing the Company’s management in building long-term value for shareholders. The Chief Executive Officer and the Company’s senior management team are responsible for managing Brunswick’s day-to-day business operations and for presenting regular updates to the Board about the Company’s business. The Board offers the Chief Executive Officer and management constructive advice and counsel and may, at its sole discretion and at the Company’s expense, obtain advice and counsel from independent legal, financial, accounting and other advisors.

The Board of Directors met five times during 2012. Each director attended all of the Board meetings and all meetings of Committees of which they were members during 2012. The Principles provide that all members of the Board are requested to attend Brunswick’s Annual Meeting of Shareholders. All members of the Board attended the 2012 Annual Meeting of Shareholders.

The non-management directors regularly meet in executive session without members of management present. The Lead Independent Director, Manuel A. Fernandez, acts as the Board’s leader when it meets in executive session or when the Chairman and Chief Executive Officer is unable to lead the Board’s deliberations. Additionally, the Lead Independent Director serves as a liaison between management and the Board and is responsible for consulting with the Chairman and Chief Executive Officer regarding Board and Committee meeting agendas and Board governance matters.

Brunswick Ethics Program

In 2000, Brunswick adopted a formal Code of Ethics, Making the Right Choice: The Brunswick Guide to Conduct in the Workplace (the “Guide”). The Guide applies to all employees, officers and directors of the Company, and includes standards and procedures for reporting and addressing potential conflicts of interest, as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. The Board has adopted an additional Code of Ethics for Senior Financial Officers and Managers (the “Financial Officer Code of Ethics”). The Financial Officer Code of Ethics applies to Brunswick’s Chief Executive Officer, Chief Financial Officer, Vice President — Treasurer, Vice President — Tax, Vice President — Internal Audit, Vice President — Controller, and other Brunswick employees designated by the Board, and sets forth standards to which these officers and employees are to adhere in areas such as conflicts of interest, disclosure of information and compliance with laws, rules and regulations. The Financial Officer Code of Ethics supplements the Guide. These policies are overseen and administered by the Nominating and Corporate Governance Committee and the Company’s Ethics Office. The Guide is available at www.brunswick.com/company/ethics/ethicsguide.php and the Financial Officer Code of Ethics is available at www.brunswick.com/company/governance/codeofethics.php, and both may be obtained in print upon request by any Brunswick shareholder. If Brunswick grants a waiver of the policies set forth in the Guide or the Financial Officer Code of Ethics, it will, to the extent required by applicable law or regulation, disclose that waiver by making an appropriate statement on its Web site at www.brunswick.com.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, screening, personally interviewing and recommending director nominee candidates to the Board. The Nominating and Corporate Governance Committee considers nominees on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that they will be willing to serve on the Board for a sustained period. The Company does not have a formal policy with respect to diversity as a consideration in the identification of nominees for the Board of Directors. However, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board reflect different viewpoints and, therefore, as set forth in the Principles, additional consideration is given to achieving an overall diversity of perspectives, backgrounds and experiences in Board membership. The Nominating and Corporate Governance Committee may retain a third-party search firm to assist it with identifying qualified candidates that meet the needs of the Board at that time.

The Nominating and Corporate Governance Committee will consider qualified director candidates who are suggested by shareholders in written submissions to Brunswick’s Secretary at Brunswick Corporation, 1 N. Field Court, Lake Forest, Illinois 60045; Attention: Corporate Secretary’s Office (fax: 847.735.4433; e-mail corporate.secretary@brunswick.com). Any recommendation submitted by a shareholder must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate and a brief explanation of why the shareholder believes the candidate is suitable for election. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders that it applies to other candidates.

BRUNSWICK CORPORATION – 2013 Proxy Statement   18

Back to Contents

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, shareholders may also, pursuant to procedures established in the Company’s By-laws, directly nominate one or more director candidates to stand for election at an annual or special meeting of shareholders. For an annual meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For a special meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary not later than the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. In either case, a notice of nomination submitted by a shareholder must include information concerning the nominating shareholder and the shareholder’s nominee(s) as required by the By-laws.

Board Leadership Structure

•

Mr. McCoy serves as our Chairman and Chief Executive Officer

•

Mr. Fernandez serves as our Lead Independent Director

•

11 Directors are independent under the rules set forth in the NYSE Listed Company Manual

•

Our Directors attended 100% of the 2012 Board Meetings

•

All of the members of the Audit, Finance, Human Resources and Compensation, Nominating and Corporate Governance and Qualified Legal Compliance Committees are independent

The Board of Directors believes that having the Company’s Chief Executive Officer serve as Chairman of the Board is in the best interest of its shareholders because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy.

The Board believes that the combined role of Chairman and Chief Executive Officer, together with the appointment of a Lead Independent Director, a substantial majority of independent directors, and the use of regular executive sessions of non-management directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

Additionally, the Board believes that because the Chairman and Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, he is well-positioned to help the Board focus on those issues of greatest importance to the Company and its shareholders and to assist the Board with identifying Brunswick’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its businesses, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to his discussions with non-management directors.

Shareholder Communications with the Board

The Principles provide that Brunswick shareholders or other interested parties may, at any time, communicate in writing with the Board, the Lead Independent Director, or the non-management directors as a group, by writing to such director(s) at: Brunswick Corporation, 1 N. Field Court, Lake Forest, IL 60045; Attention: Corporate Secretary’s Office (fax: 847.735.4433; e-mail corporate.secretary@brunswick.com). Copies of written communications received by any of these means will be reviewed by the General Counsel and distributed to the Board, the Lead Independent Director or the non-management directors as a group, as appropriate, depending on the subject matter and facts and circumstances described in the communication. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded to the Board, the Lead Independent Director or the non-management directors.

BRUNSWICK CORPORATION – 2013 Proxy Statement   19

Back to Contents

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its charter, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is tasked with the recommendation and review of all corporate governance principles, policies and programs designed to ensure the Company’s compliance with high ethical standards and with applicable legal and regulatory requirements, including those relating to conflicts of interest and other business practices that reflect upon the Company’s role as a responsible corporate citizen. The Nominating and Corporate Governance Committee oversees the implementation of Making the Right Choice: The Brunswick Guide to Conduct in the Workplace, which contains Brunswick’s Conflicts of Interest Policy. The Nominating and Corporate Governance Committee reports on these compliance matters to the Board of Directors, which is the body ultimately responsible for overseeing the Company’s ethical and legal compliance, including information involving transactions with “related persons.”

The Company’s policy regarding related person transactions (the “Related Person Transactions Policy”) defines “related persons” to include all directors and executive officers of the Company, all beneficial owners of more than 5 percent of any class of voting securities of the Company, and the immediate family members of any such persons. On a regular basis, the Company requests that its directors and executive officers complete a questionnaire including questions designed to identify any potential related person transactions. According to the Related Person Transactions Policy, a related person transaction includes any transaction valued at over $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships. Certain transactions are excluded from this Related Person Transactions Policy.

If a related person transaction would be required to be disclosed, the Related Person Transactions Policy requires that the transaction be submitted to the Company’s Nominating and Corporate Governance Committee for approval or ratification. If the Nominating and Corporate Governance Committee determines that the transaction should be considered by the Board of Directors, it will be submitted for consideration by all disinterested members of the Board (the “Reviewing Directors”). In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee and/or the Reviewing Directors will consider all factors that are relevant to the transaction, including:

•

The size of the transaction and the amount payable to a related person;

•

The nature of the interest of the related person in the transaction;

•

Whether the transaction may involve a conflict of interest; and

•

Whether the transaction involves the provision of goods or services to the Company that are also available from unaffiliated third parties and, if so, whether the terms of the transaction are at least as favorable to the Company as would be available in comparable transactions with unaffiliated third parties.

The Company’s Related Person Transactions Policy was formally codified in a written document in July 2010. In 2012, no transaction was identified as a related person transaction and, therefore, no transaction was referred to the Board or any Committee of the Board for review.

Risk Management

The Board of Directors has an active role in overseeing effective management of the Company’s risks and regularly reviews information regarding the Company’s credit, liquidity, cash flow and business operations, including any associated risks. The Board conducts an annual, in-depth review of the Company’s business, which includes detailed analysis and consideration of strategic, operational, financial, competitive, compliance and compensation risk areas. Although the Board as a whole has responsibility for risk oversight, each Board Committee addresses relevant risk topics as part of its Committee responsibilities. The Committees oversee the Company’s risk profile and exposures relating to matters within the scope of their authority and provide periodic reports to the full Board about their deliberations and recommendations. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and its overall compensation philosophy.

Historically, in an ongoing effort to manage risk, Brunswick has maintained a level of financial prudence associated with its compensation programs, which it plans to continue. In assessing whether risks arising from Brunswick’s compensation programs or policies were reasonably likely to have a material adverse effect on the Company, senior management reviewed the Company’s compensation programs and practices for all employees, the potential risk exposure presented by those programs and practices, and the factors, tools and processes that mitigate those risks. As part of its 2012 review, management considered the compensation arrangements currently in place for employees and officers, and following this review, management determined that none of Brunswick’s compensation programs or policies creates risks that are reasonably likely to have a material adverse effect on the Company.

Management then presented a summary of its review to the Company’s Compensation Committee for discussion. The summary listed each compensation program and policy applicable to the various groups of Brunswick employees and officers, the potential risks presented by that program or policy and the risk mitigation tools or processes employed by the Company to mitigate the related risks.

The compensation programs and policies covered by the summary included payments in the forms of base salaries, annual incentive compensation and equity-based awards. The risk mitigation tools covered by the summary included the following: (1) the plans were capped at maximum payout levels that, while creating incentives for superior business performance, were not so great as to entice undue risk-taking; (2) the performance metrics to achieve above-target payouts under the plans were not unduly leveraged (that is, small increments of above-target performance would not result in disproportionate increases in calculated plan bonus amounts); and (3) the plans contain negative discretion provisions that can be (and have been) exercised to reduce or eliminate calculated payout results. This mechanism places final control of plan payouts with the Company’s Board of Directors.

BRUNSWICK CORPORATION – 2013 Proxy Statement   20

Back to Contents

In addition to senior management’s review, members of Brunswick’s Human Resources Department conduct an annual assessment of all executive and non-executive incentive plans to ensure that they are aligned with the Company’s strategic business objectives. In 2012, in addition to its standard review process, Brunswick’s Human Resources representatives conducted a full review of the potential risks associated with the Company’s incentive plans and engaged in the following analysis:

•

Identify the metrics governing each incentive-based compensation program;

•

Assess the performance metrics of the incentive programs to ensure that they are consistent with the Company’s short-term and long-term goals;

•

Review the potential range of payouts pursuant to the plans to confirm that payouts are reasonable in relation to the economic gain associated with achievement of the metrics;

•

Ensure that the plans establish maximum payout amounts, or caps, for the calculation of payments, as appropriate; and

•

Verify that the Company’s management team and/or the Board of Directors retain the right to modify, suspend and/or terminate the plans and corresponding payouts without prior notice.

The Human Resources representatives considered all of the foregoing information, specifically assessing each of the Company’s incentive plans to identify any provisions that might cause employees to act in a manner that would create risks that are reasonably likely to have a material adverse effect on the Company. No such provisions were identified.

In addition, the Compensation Committee engages in a comprehensive annual review of the Brunswick Performance Plan (“BPP”), the Company’s primary annual incentive plan, and its performance measures. The Compensation Committee assesses the BPP in conjunction with the Company’s overall strategic business objectives, as well as its forecast and budget. In 2012, the Committee also assessed each of the Company’s compensation programs, ensuring that they were consistent with and aligned with Brunswick’s short- and long-term business objectives. The Compensation Committee reviewed the 2012 BPP and determined that its plan design would effectively encourage employees to engage in appropriate and responsible behavior without unnecessary risk-taking that could have a negative impact on the Company. In addition, the BPP contains a negative discretion clause that expressly empowers the Compensation Committee to limit or reduce the BPP payout under the BPP’s formula, based on extenuating circumstances and business outlook.

The majority of Brunswick’s non-executive incentive plans adopt the BPP’s performance metrics, ensuring that the plans encourage and reward appropriate behavior throughout the organization. For those few incentive plans at the division level that do not mirror the BPP, Brunswick management performs a similar analysis of the plans on an annual basis in order to identify and remediate any potential negative behaviors that might result.

BRUNSWICK CORPORATION – 2013 Proxy Statement   21

Back to Contents

Stock Held by Directors, Executive Officers and Principal Shareholders

Each director and nominee for director, each executive officer listed in the Summary Compensation Table, and all directors and executive officers as a group, owned the number of shares of Brunswick Common Stock set forth in the following table, with sole voting and investment power except as otherwise indicated:

Name of Individual or Persons in Group	Number of Shares Beneficially Owned as of March 4, 2013		Percent of Class
Nolan D. Archibald	69,051	(1)	*
Anne E. Bélec	27,277	(1)	*
Jeffrey L. Bleustein	75,986	(1)	*
Cambria W. Dunaway	27,294	(1)	*
David C. Everitt	1,311	(1)
Manuel A. Fernandez	80,131	(1)	*
Graham H. Phillips	50,639	(1)	*
Ralph C. Stayer	30,623	(1)	*
J. Steven Whisler	36,915	(1)	*
Roger J. Wood	2,807	(1)
Lawrence A. Zimmerman	65,323	(1)	*
Dustan E. McCoy	2,484,583	(2)	2.7%
Peter B. Hamilton	130,357	(2)	*
Andrew E. Graves	286,538	(2)	*
Mark D. Schwabero	277,534	(2)	*
B. Russell Lockridge	136,450	(2)	*
All directors and executive officers as a group	3,782,819	(1,2)	4.2%

*

Less than 1 percent

(1)

Includes the following shares of Brunswick Common Stock issuable to non-employee directors, receipt of which has been deferred until the date of the director’s retirement from the Board: Mr. Archibald 66,972 shares, Ms. Bélec 771 shares, Mr. Bleustein 32,770 shares, Ms. Dunaway 2,631 shares, Mr. Everitt 1,311 shares, Mr. Fernandez 63,734 shares, Mr. Phillips 50,639 shares, Mr. Stayer 16,723 shares, Mr. Whisler 29,847 shares, Mr. Wood 2,742 shares and Mr. Zimmerman 65,323 shares.

Excludes 49,814 shares of Brunswick Common Stock issuable to Mr. Stayer, receipt of which has been deferred. Mr. Stayer will be entitled to receive these deferred shares in predetermined installments, which will commence at varying times in accordance with his election following his retirement from the Board of Directors.

None of these shares has been pledged as security.

(2)

Includes the following shares of Brunswick Common Stock issuable pursuant to stock options exercisable within 60 days of March 4, 2013: Mr. McCoy 2,222,850 shares, Mr. Schwabero 233,175 shares, Mr. Graves 238,525 shares, Mr. Lockridge 80,950 shares, and all executive officers as a group 3,220,353 shares.

Includes the following shares of Brunswick Common Stock held by the Brunswick Savings Plan as of December 31, 2012: Mr. McCoy 102 shares, and all executive officers as a group 3,060 shares.

Excludes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Mr. McCoy 134,444 shares, Mr. Schwabero 570 shares, and all executive officers as a group 137,410 shares. These officers will be entitled to receive these deferred shares in predetermined installments which will commence at varying times, in accordance with each officer’s individual election.

None of these shares has been pledged as security.

BRUNSWICK CORPORATION – 2013 Proxy Statement   22

Back to Contents

Those shareholders known to Brunswick that beneficially own more than 5 percent of Brunswick’s outstanding Common Stock are:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2012		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	9,162,200	(1)	10.22%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,161,387	(2)	8.00%
FMR LLC and certain of its affiliates 82 Devonshire Street Boston, MA 02109	6,653,939	(3)	7.43%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,620,705	(4)	6.27%

(1)

This information is based solely upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC on February 7, 2013. T. Rowe Price has sole voting power over 1,063,300 shares and sole dispositive power over 9,162,200 shares or 10.22% of the Common Stock outstanding at December 31, 2012.

(2)

This information is based solely upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2013. BlackRock has sole dispositive and voting power over 7,161,387 shares or 8.00% of the Common Stock outstanding as of December 31, 2012.

(3)

This information is based solely upon a Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 8, 2013. The FMR reporting entities are Fidelity Management & Research Company, a wholly-owned subsidiary of FMR that is the beneficial owner of 6,653,939 shares or 7.43% of the Common Stock outstanding at December 31, 2012; and Edward C. Johnson 3d and members of his family. FMR has sole dispositive power over 6,653,939 shares or 7.43% of the Common Stock outstanding at December 31, 2012.

(4)

This information is based solely upon a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 7, 2013. Vanguard has sole dispositive and voting power over 5,497,671 shares and shared dispositive power over 5,620,705 shares or 6.27% of the Common Stock outstanding as of December 31, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Brunswick’s directors, executive officers and beneficial owners of more than 10 percent of Brunswick Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, the Company believes that all forms were filed in a timely manner during 2012 and 2011 with one exception. On September 20, 2011, Ralph Stayer sold 24 shares of Brunswick Common Stock. Due to an administrative error, this sale was not timely reported. Upon discovery of the error, a Form 4 was filed on December 10, 2012.

BRUNSWICK CORPORATION – 2013 Proxy Statement   23

Back to Contents

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes Brunswick’s overall executive compensation policies and practices and specifically analyzes the total compensation for the named executive officers (“NEOs”). The NEOs are:

•

Dustan E. McCoy – Chairman and Chief Executive Officer

•

Peter B. Hamilton – Senior Vice President and Chief Financial Officer

•

Mark D. Schwabero – Vice President & President – Mercury Marine

•

Andrew E. Graves – Vice President & President – Boat Group

•

B. Russell Lockridge – Vice President and Chief Human Resources Officer

Executive Summary

In 2012, the Company successfully navigated through extreme variability in markets and business conditions, which resulted in the third consecutive year of strong improvement in operating earnings. Despite global economic challenges, the Company looked to achieve the following objectives in 2012:

•

Deliver revenue growth;

•

Experience strong increases in operating earnings; and

•

Continue to generate strong free cash flow, retire debt and make significant contributions into the Company’s defined benefit pension plans in pursuit of fully funding these plans.

Achievement against the Company’s objectives in 2012 were as follows:

Deliver revenue growth:

•

Ended the year with a one percent increase in net sales when compared with 2011 despite the following unfavorable comparisons:

–

Net sales to European markets in 2012 declined by $118.9 million, or 19.9 percent, when compared with 2011, due mainly to weak economic conditions in Europe, the divestiture of the Sealine boat brand, and unfavorable currency translation;

–

Weaker global demand for fiberglass sterndrive boats; and

–

The absence of a large order from one of Fitness’s major customer categories.

•

Capitalized on near-term growth opportunities such as the launch of the Marine Engine segment’s new 150 horsepower outboard engine, strong growth in marine service, parts and accessories businesses from new product launches and the introduction of many new products in the Boat and Fitness segments.

•

Experienced strong demand and increasing sales in aluminum boats and outboard-powered fiberglass boats as well as the rapidly growing pontoon boat category.

Experience strong increases in operating earnings:

•

Reported operating earnings of $264.1 million in 2012 compared with operating earnings of $213.7 million in 2011 and $62.9 million in 2010;

•

Operating earnings increased by $50.4 million in 2012 when compared with 2011 on an increase in net sales of $47.6 million; and

•

Continued reducing costs, achieving targets for operating efficiency improvements and realizing the benefits of past restructuring activities.

Continue to generate strong free cash flow, retire debt and make significant contributions into the Company’s defined benefit pension plans in pursuit of fully funding these plans:

•

Ended the year with $428.7 million of cash and marketable securities;

•

Operating cash flows from continuing operations totaled $183.6 million during 2012, benefitting from improved operating results, partially offset by cash used for changes in certain current assets and current liabilities;

•

Contributed $69.0 million to the Company’s defined benefit pension plans to bring the aggregate funded status of its qualified pension plans to approximately 67 percent;

•

Selectively increased capital expenditures to support growth initiatives and for profit-maintaining investments; and

•

Retired $124.2 million of debt during 2012, contributing to a $13.7 million decrease in interest expense.

Brunswick’s compensation plans are intended to support its strategic focus and reward Company performance. Specifically in 2012, the Company continued to include both company-wide and division-specific performance measures in its annual incentive plan that are tied to both earnings and free cash flow. By also including earnings metrics in the 2012 program, the Company sought to incentivize efforts to achieve positive earnings and operating leverage results.

BRUNSWICK CORPORATION – 2013 Proxy Statement   24

Back to Contents

Brunswick’s compensation philosophy is to encourage and reward the creation of sustainable, long-term shareholder value. From a shareholder perspective, Brunswick performed exceptionally well as illustrated in the one and three year total shareholder returns (“TSR”) of 61.35% and 130.06%, respectively. The table below highlights Brunswick’s historical stock price history over a ten year period:

At its 2012 shareholder meeting, the Company received shareholder approval on its “say on pay” proposal (84.4% of votes cast for the proposal). Management was pleased with the continued support of its pay practices (the same percentage of shareholders approved the 2011 proposal) and no changes were made to the Company’s compensation programs directly as a result thereof. Nevertheless, there were several changes made in 2012 to the Company’s compensation programs and practices that were designed to further reinforce the Company’s pay for performance philosophy and to align management compensation with shareholder interests.

The changes made in 2012, which include the issuance of performance shares, the elimination of all “grandfathered” excise tax gross-ups and the elimination of the one remaining “modified single-trigger” change in control clause, coupled with the changes that have occurred in the prior several years (e.g., eliminating tax gross-up payments on the value of perquisites offered, strengthening the officer and director share ownership guidelines, etc.) better align the compensation programs with shareholder interest and good corporate governance. These changes are highlighted in more detail below.

Key Compensation Decisions in 2012

Annual Incentive Plan

For 2012, the Company designed the Brunswick Performance Plan (“BPP”) to reward division performance (EBIT), while still keeping a portion of the award tied to overall Brunswick results (EPS and FCF). Specifically, the 2012 BPP for the NEOs contained performance measures attributable to each of the four business groups in addition to corporate earnings per share. Actual performance in 2012 exceeded the performance targets set for the 2012 BPP, and aggregate awards under the plan were paid at 109% of target opportunity.

At the Annual Meeting, the Company will ask shareholders to approve an annual incentive plan that, if approved, will help the Company to qualify certain compensation as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code.

Long-Term Incentives

In 2012, the Company granted performance-based equity in the form of performance shares (“Performance Shares”) to certain key officers of the Company, including each of the NEOs. For each of the NEOs in 2012, Performance Shares represented one-third of their long-term incentive opportunity (with the balance split evenly between stock appreciation rights (“SARs”) and restricted stock units (“RSUs”)). Effective with the 2013 annual equity grant, the percentage of Performance Shares awarded to NEOs has been increased to 50 percent of their long-term incentive opportunity, with the balance awarded as time-based RSUs. The Company believes Performance Shares strengthen its pay-for-performance philosophy and align management’s goals with the Company’s key strategic initiatives.

Executive Terms and Conditions of Employment

Although the Company had eliminated tax gross-ups on change in control (“CIC”) payments for all prospective officers in 2009, for those grandfathered officers (including the NEOs), tax gross-ups on CIC payments remained in place. Effective as of December 28, 2012, all NEO’s terms and conditions were modified to eliminate the tax gross-up on CIC payments. In addition, the Chairman and Chief Executive Officer’s terms and conditions were modified to eliminate his modified single trigger walk away right following a CIC in favor of a double trigger consistent with all other officers.

All of these key compensation decisions are meant to communicate and reinforce the Company’s commitment to sound pay practices and competitive compensation practices. In addition, these compensation decisions reinforce our pay-for-performance philosophy and provide a solid framework for delivering compensation that not only rewards the participants, but also drives value for our shareholders.

BRUNSWICK CORPORATION – 2013 Proxy Statement   25

Back to Contents

Overall Philosophy and Objectives of Our Executive Compensation Programs

The overall philosophy of Brunswick’s compensation programs for its NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. Specifically, the Company has identified the following objectives to help realize this goal:

•

Alignment with Shareholders’ Interests - Reward performance in a given year and achievements over a sustained period that are aligned with the interests of our shareholders;

•

Motivate Achievement of Financial and Strategic Goals - Ensure that compensation structure reinforces achievement of business objectives and execution of Brunswick’s overall strategy;

•

Remain Competitive - Attract, retain and motivate the talent required to ensure Brunswick’s continued success; and

•

Reward Superior Performance - Reinforce Brunswick’s pay-for-performance culture.

Compensation Design Principles

In support of the objectives identified above, the framework of Brunswick’s executive compensation programs incorporates the following compensation design principles:

Focus on the Creation of Long-Term Shareholder Value

Brunswick’s senior executives are responsible for achieving long-term strategic goals. Accordingly, compensation is weighted towards rewarding long-term value creation for shareholders. For Mr. McCoy, approximately 62 percent of targeted total compensation is based on long-term performance, and for our other NEOs, it is approximately 38 percent. For Mr. McCoy, approximately 23 percent of targeted total compensation is based on annual performance against established performance criteria, and for our other NEOs it is approximately 32 percent. The balance consists of base salary (15 percent for Mr. McCoy and 30 percent for NEOs).

Our emphasis on long-term shareholder value creation is best illustrated in the following chart, which shows the portion of total targeted compensation that is attributable to our long-term incentive compensation and the portion attributable to other key elements of our compensation programs. As shown in the chart, long-term incentive compensation accounts for the largest percentage of overall compensation when compared to base salary and annual incentives (bonus). In addition, as a result of the compensation structure, a majority of senior executive compensation is deemed performance-based or “at risk”, with such amounts constituting approximately 85 percent of Mr. McCoy’s total compensation and approximately 70 percent of total compensation for our other NEOs.

Below is a chart comparing the targeted compensation mix of our CEO and other NEOs:

BRUNSWICK CORPORATION – 2013 Proxy Statement   26

Back to Contents

WHAT WE DO	WHAT WE DON’T DO
Very high percentage of executive pay is tied to performance	We have no gross-ups (including perks, excise tax)
Executives have performance-based goals which are tied to shareholder return	There are no modified single-trigger or a single-trigger change-in-control severance agreements (we only use double-trigger CIC severance provisions)
We target median compensation levels, and review market data, of our peer group when making executive compensation decisions	All of our equity plans expressly forbid option repricing without shareholder approval
We apply strict share ownership guidelines to NEOs	All of our active equity plans expressly forbid exchanges of underwater options for cash
We disclose complete information on the annual incentive plan	We do not allow hedging of shares
We prohibit recycling for options/SARs	We do not allow pledging of shares
We require vested shares from our equity compensation programs to be held until share ownership guidelines met
We consider risk in our compensation program
We use an independent compensation consultant
We have an established clawback policy

Provide Incentives for Achievement of the Company’s Goals

In addition to achieving Brunswick’s long-term and strategic goals, the Company’s senior executives are charged with the responsibility for meeting the Company’s financial and operational goals. As a result, the Company has linked executive compensation to business performance by establishing measurable business metrics against which performance is measured, and which have been determined by the Board of Directors to be important to Brunswick’s key stakeholders.

The Company establishes variable compensation targets (including individual BPP targets) for NEOs and other employees, using peer median total direct compensation (base salary plus bonus plus long-term incentive) minus base salary. This amount is then split between annual and long-term incentives at a ratio that the Compensation Committee feels is appropriate for a company like Brunswick. In 2012, 29 percent of Mr. McCoy’s actual incentive compensation was comprised of annual incentives and 71 percent was comprised of long-term incentives. For other NEOs, on average, 49 percent of incentive compensation was annual and 51 percent was long-term.

Annual incentive metrics are based on a combination of division and overall Brunswick results. Long-term incentives are based on Brunswick’s consolidated results and share price.

Competitive Compensation

Brunswick recognizes that in order to attract and retain the level of talent that is essential to achieving its established objectives, it must maintain a competitive executive compensation program.

Each year, Frederic W. Cook & Co., Inc., the Committee’s independent compensation consultant, provides a detailed analysis regarding proposed compensation levels for the CEO. For all other NEOs, Brunswick assesses the competitiveness of executive compensation every two years using survey data purchased from Aon Hewitt, which shows the executive compensation practices of a peer group of 18 publicly-traded companies with annual revenue levels comparable to Brunswick’s. Brunswick’s target pay mix and total compensation opportunities are designed to reflect the median of this peer group. The analysis confirmed that, on average, Brunswick’s total compensation (base salary, annual bonus and long-term incentives) for the senior management positions, including the NEOs, approximates the median of competitive practice. Criteria used to identify the peer group include:

•

Size: Companies with revenues that generally range from one-half to two times Brunswick’s total annual revenue.

•

Business Focus: Publicly-traded manufacturing companies.

•

Consistency: The peer group should be relatively stable. Companies historically have been eliminated if they no longer participated in the Aon Hewitt survey, were acquired, or if their revenue exceeded two times Brunswick’s revenue.

Brunswick’s current peer group consists of the following companies:
• BorgWarner • Briggs & Stratton • Cooper Industries • Crane	• Curtiss-Wright • Dana Holding • Flowserve Corp • Gardner Denver • Harley-Davidson	• Hasbro • Jarden Corp • Leggett & Platt • Mattel • Polaris Industries	• Snap-On Tools • SPX Corp • Tenneco • Timken

Consistent with past practice, Brunswick will be assessing the appropriateness of the current peer group during 2013.

Brunswick is the largest publicly-traded company in the marine industry, with total revenues approximately 25 times those of the only other publicly-traded boat manufacturer (Marine Products) as of December 31, 2012. As a result, there are no direct competitors in the compensation peer group.

BRUNSWICK CORPORATION – 2013 Proxy Statement   27

Back to Contents

Internal Equity

Brunswick establishes compensation ranges for positions with similar characteristics and scopes of responsibility, including NEO positions, even if such ranges differ somewhat from comparable positions at companies in our peer group. Balancing competitiveness with internal equity helps support management development and movement of talent throughout Brunswick’s worldwide operations. Differences in actual compensation between employees in similar positions result from individual performance, future potential and division financial results. This effort also helps Brunswick promote talented managers to positions with increased responsibilities and provides meaningful developmental opportunities.

Reward Corporate, Division and Individual Performance

Recognizing corporate, division and individual performance in compensation helps reinforce the importance of working together and furthers Brunswick’s pay-for-performance philosophy. For 2012, Brunswick funded incentives for all participants based on the achievement of corporate and division performance goals and allocated incentives based on individual contributions. For those NEOs with division responsibility, incentives were focused on the financial performance of their divisions, but also included a significant portion tied to overall corporate results.

Managing Compensation in Cyclical Industries

Brunswick has a strong pay-for-performance culture and strives to establish consistent incentive performance targets and awards despite the cyclical nature of the industries in which it competes. Historically, the marine industry has tended to be negatively affected early in economic downturns and has lagged behind other industries during periods of economic recovery. As a result, Brunswick has experienced significant swings in funding from one performance period to another, and aggregate annual incentive funding, as a percentage of target from 2008 through 2012, ranged from a high of 149 percent of target to a low of 0 percent, with an average of 92 percent of target. For a given year, funding also can vary significantly between divisions and individuals based on performance.

What Is Rewarded?

Brunswick designs NEO compensation to reward achievement of budgeted financial results (e.g., EPS, EBIT, free cash flow, and cash flow return on investment), Brunswick stock price performance (both absolute and on a relative basis) and individual performance.

Achievement of Targeted Results

Earnings Per Share, Earnings Before Interest and Taxes, Free Cash Flow, and Cash Flow Return on Investment

The Company established the 2012 BPP annual incentive formula to recognize and reward outstanding performance by its divisions. Specifically, the BPP provides that funding is based on the achievement of corporate earnings per share (“EPS”) and corporate free cash flow (“FCF”) objectives, as well as division-specific earnings before interest and taxes (“EBIT”). One exception is that for Performance Share recipients, including all NEOs, their Corporate results component under the BPP are based solely on EPS performance so as to avoid duplication of performance metrics under the Performance Share award that reward performance based on the achievement of a free cash flow and capital employed metric (Cash Flow Return on Investment).

For all other participants, corporate employees’ bonuses in 2012 were weighted 50 percent on overall Brunswick performance (25 percent based on the EPS metric and 25 percent based on the free cash flow metric) and 50 percent on the EBIT performance of the divisions, with each division representing 12.5 percent of the total. Division participants are also weighted 50 percent on overall Brunswick performance (25 percent based on the EPS metric and 25 percent based on the free cash flow metric) and 50 percent on their respective division’s EBIT performance. The Compensation Committee believes that EPS, division EBIT and free cash flow are appropriate measures to be used in our annual incentive plan. Earnings, specifically EPS, are widely tracked and reported by analysts and used as a measure to evaluate Brunswick’s performance. Free cash flow is important because it measures the Company’s cash-generating results and enables the Company to reduce debt and fund investments in future profitable growth initiatives.

The following chart shows the relative weighting of the performance measures used under the BPP.

	Corporate Results		Division Results
Corporate Performance Share (“PS”) Participants (6 individuals)	50% EPS		Boat Group	12.5% EBIT
			Mercury Marine	12.5% EBIT
			Life Fitness	12.5% EBIT
			Bowling & Billiards	12.5% EBIT
Corporate Non-PS Participants	25% EPS	25% FCF	Boat Group	12.5% EBIT
			Mercury Marine	12.5% EBIT
			Life Fitness	12.5% EBIT
			Bowling & Billiards	12.5% EBIT
Division PS Participants (3 individuals)	50% EPS		50% EBIT of their Division
Division Non-PS Participants	25% EPS	25% FCF	50% EBIT of their Division

BRUNSWICK CORPORATION – 2013 Proxy Statement   28

Back to Contents

Stock Price Appreciation

Stock price appreciation is a significant component of total shareholder return and thus shareholder value creation. Stock price appreciation affects the value of Brunswick’s equity grants, including SARs, RSUs, and Performance Shares.

Individual Performance

Individual performance is assessed via the Performance Management Process (“PMP”). The PMP was created to help employees better understand Brunswick and division-specific goals, and to define their role in and contribution towards achieving these goals. The Company believes that the PMP is an effective tool in assessing performance against individual goals.

Once Brunswick and division goals are established, salaried employees (including NEOs) set individual goals aligned with the Company’s strategic direction. Employees establish goals for specific initiatives, major responsibilities key to their positions and individual developmental requirements, and their managers identify specific core competencies that employees are expected to achieve. The Chief Executive Officer’s performance is jointly assessed by the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors with input from all members of the Board of Directors. Performance of other NEOs is assessed by the Chief Executive Officer with review by the Compensation Committee.

Individual performance affects base salary increases, annual incentives and equity grant decision-making. As part of the PMP process, managers have the ability to adjust all elements of compensation based on the individual’s attainment of annual goals and performance against critical competencies, which determines the content of the individual’s annual performance review and the overall PMP rating.

Compensation Elements

Brunswick structures its compensation to reflect the Company’s business objectives and compensation philosophy. The particular elements that comprise the Company’s compensation programs for senior executives are summarized below, along with an explanation of why Brunswick selected each compensation element, how the amount and formula are determined, and how decisions regarding that compensation element fit into the Company’s overall compensation objectives and programs.

Base Salary

Base salary is fixed compensation for Brunswick’s NEOs. It is designed to provide a minimum level of pay that reflects each executive’s position and scope of responsibility, leadership skills and individual performance, as demonstrated over time. When establishing an executive’s base salary, the Company also targets the median pay level offered by the companies in its peer group for positions with similar responsibilities and business size. For a company in a cyclical business, such as Brunswick’s marine business, a competitive base salary is important for attracting and retaining the executives needed to lead the business.

Brunswick reviews salaries on an annual basis to ensure they are externally competitive, reflect individual performance and are internally equitable in relation to other Brunswick executives. The Company makes salary adjustments on a periodic basis in response to market practices and to provide merit increases. Additionally, the base salary component serves as the foundation of executives’ total pay, as incentives and benefits are generally computed as a function of base salary, which allows the Company to link performance and pay. As illustrated by the following chart, the average merit increase of NEO salary from 2010-2012 was 2.5%.

	2010	2011	2012	Avg
McCoy	0.0%	4.9%	5.3%	3.4%
Hamilton	0.0%	2.8%	0.0%	0.9%
Schwabero	0.0%	11.3%	0.0%	3.8%
Graves	4.9%	3.5%	0.0%	2.8%
Lockridge	0.0%	4.1%	0.0%	1.4%
				2.5%

Annual Incentive Plan

Brunswick’s annual incentive plan, the BPP, is the primary compensation element used to reward accomplishments against established business goals within a given year.

Brunswick sets the BPP target funding based on planned performance for the year, as approved by the Board of Directors. The Plan limits funding to no more than 200 percent of target funding with the Compensation Committee approving amounts within that range, based on its review of the Company’s performance against pre-established targets. Target funding is equal to salary paid in the year multiplied by the target percentage for each participant. For 2012, the percentage of salary targets under the BPP for NEOs ranged from 100 percent to 150 percent.

The Company determines individual awards using: overall funding as approved by the Compensation Committee; the individual’s pro-rata portion of approved funding as adjusted for individual performance; and other factors deemed to be relevant. For 2012, the Compensation Committee approved payouts ranging from 102 percent to 131 percent of target opportunity. The performance measures required to support funding at 100% of target opportunity for all NEOs in 2012 were earnings per share of $1.36, corporate free cash flow of $34 million and the following EBIT target levels for the business units: Mercury: $218.7 million; Boat Group (excluding Hatteras): $7.4 million; Life Fitness: $101.9 million; and Bowling & Billiards: $28.2 million.

The BPP plays an important role in the Company’s overall compensation structure, as it signals “what is important” and “what is expected” for the year from the standpoint of corporate, division and/or individual results. Additionally, the BPP serves to focus executives on achieving current objectives, which are deemed necessary to attain long-term goals, and it establishes appropriate performance and annual incentive relationships by rewarding divisions and individuals within those units for actual performance.

Long-Term Incentives

The cyclical nature of the marine industry affects the design of Brunswick’s long-term incentives. For example, the ability to set multi-year performance goals under a long-term incentive program is difficult, given external market uncertainty, pressures and volatility. Prior to 2010, SARs were identified as the sole award used to provide annual long-term incentive opportunities to better align the interests of management with those of shareholders. Starting in 2010, Brunswick adjusted its long-term incentive mix to 80 percent SARs and 20 percent RSUs and made a further adjustment in 2011 to 70 percent SARs and 30 percent RSUs. This progressive transition to incorporate RSUs into the Company’s long-term incentive program was designed to better align the Company’s incentive program with competitive pay practices and to reinforce an element of retention due to the three-year cliff vesting schedule for RSUs and the cyclicality of Brunswick’s business. To further reinforce the Company’s pay for performance philosophy and to align more closely with peer group prevalence, for 2012, the Company introduced Performance Share awards for certain senior executives including the NEOs. The resulting mix of long term incentives for the Performance Share recipients was one-third SARs, one-third RSUs and one-third Performance Shares. To further reinforce the use of performance-based compensation, effective for the 2013 annual grant, certain senior executives, including the NEOs, will have 50 percent of their long-term incentive opportunity delivered in Performance Shares and the balance in RSUs. The progression from 2009 through 2013 of the Company’s mix of long-term incentives for the NEOs is shown on the graph below.

BRUNSWICK CORPORATION – 2013 Proxy Statement   29

Back to Contents

Stock-Settled Stock Appreciation Rights and Restricted Stock Units

Each of the NEOs received SARs, RSUs and Performance Shares in 2012. Brunswick believes that SARs and RSUs are an important component of its compensation structure because each award increases linkage to shareholders’ interests by rewarding stock price appreciation and tying wealth accumulation to performance. Additionally, SARs and RSUs help to reinforce team performance, encourage senior executives to focus on long-term performance and function as a retention incentive through the vesting period. Both SARs and RSUs are widely-used compensation elements, in part because they are more efficient than stock options, by reducing the number of issued shares and eliminating the need to arrange financing of the exercise price when exercising awards (in the case of SARs). The 2003 Stock Incentive Plan does not permit grant re-pricing. Although Brunswick believes SARs are an effective way to align executives with the shareholders, effective for the 2013 annual grant, Brunswick is not granting SARs and will, rather, grant additional Performance Shares to better reinforce the Company’s pay-for-performance philosophy.

Performance Shares

In order to strengthen the Company’s pay for performance philosophy and to better align with competitive practice, in 2012, the Company granted nine participants, including the NEOs, Performance Share awards. The 2012 Performance Shares are earned based on achievement of Cash Flow Return on Investment (CFROI) targets over a 12-month period with an additional two year vesting period. Payout of 50% to 150% of the target Performance Share award opportunity is based solely on performance against the CFROI criteria, with no payout below the 50% threshold. For 2012, the Compensation Committee approved an initial share determination of 105% of target opportunity. The CFROI target required to support funding at 100% of target opportunity for all NEOs in 2012 was 13.3%. The final payout at the end of the three-year period may be increased or decreased by 20 percent based on Brunswick’s three-year total shareholder return (TSR) performance against the TSR of certain companies in the Global Industry Classification Standard (GICS) “Leisure Products” sub-industry. Performance in the bottom quartile against the GICS comparator group reduces the Performance Share award payout by 20 percent and performance in the top quartile increases the Performance Share award payout by 20 percent. Performance between the 25th and 75th percentile of the GICS comparator group results in no modification of the award payout. The design of the 2012 Performance Share award has multiple benefits, including focusing management on the success of key strategic initiatives via the CFROI metric, providing an element of retention via the additional two year vesting period and strengthening the alignment with shareholder interests with the TSR modifier at the conclusion of the three-year performance period.

The design of the 2013 Performance Share award will be similar to that of 2012; however, the percentage of Performance Shares awarded to the NEOs will increase to 50 percent of equity compensation (from 33 percent).

For SARs, RSUs and Performance Shares, grant size for NEOs is based on multiple factors:

•

Peer median total direct target compensation minus target cash compensation (base salary plus individual BPP target cash incentive targets). This determines the dollar value of the total equity grant target and is consistent with targeting median pay for consistently solid Company and individual performance.

•

Grant size is based on a fixed dollar target that is established every two years when competitive peer compensation information is updated. The actual share award amounts for each NEO are determined using a Black-Scholes-Merton valuation for SARs, a Monte Carlo valuation for Performance Shares and the Company’s stock price on the date of the grant for RSUs.

Share Ownership Requirements

In order to ensure continual alignment with its shareholders, Brunswick maintains share ownership requirements for its officers. This share ownership policy calculates minimum required ownership levels as a multiple of the officer’s base salary.

The current share ownership requirements are as follows:

Tier	Management Level	Ownership Requirement
I	Chief Executive Officer	5.0 times salary
II	Large Group Presidents and Chief Financial Officer	3.0 times salary
III	Other Executive Officers	2.0 times salary
IV	Other Officers	1.0 times salary

Officers not meeting the ownership requirements will be required to retain shares having a value equal to 50 percent of the after-tax profit from the sale of their SARs, vested RSUs and Performance Shares. For purposes of calculating compliance with the requirements, “shares owned” include shares directly owned, shares owned by immediate family members residing in the same household, shares held in trust, share equivalents held in the Company’s tax-qualified defined contribution plans and deferred compensation plans, and RSUs. Unexercised stock options and SARs and outstanding Performance Shares do not count as “shares owned.” For those officers approaching retirement, ownership requirements will be reduced as follows: 80 percent of target for those age 63; 60 percent of target for those age 64; and 50 percent of target for those age 65 and above.

BRUNSWICK CORPORATION – 2013 Proxy Statement   30

Back to Contents

The Compensation Committee reviews compliance with these share ownership requirements on an annual basis, with all NEOs currently in compliance with the stated requirements.

Clawbacks

The Compensation Committee can require the repayment of all or a portion of previous BPP awards as deemed appropriate by the Compensation Committee in the event of misconduct that causes a restatement of financial results. In addition, for those who have entered into Terms and Conditions of Employment with Brunswick, including each of the NEOs, the Compensation Committee has expanded the types of payments recoverable by the Company in the event of a violation of the restrictive covenants set forth in the Terms and Conditions of Employment to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination.

Post-Employment Compensation

Post-employment compensation elements that are not currently offered to salaried employees in general are summarized below.

Supplemental Pension Plan

Of the NEOs, only Mr. Hamilton participates in, or has a balance in, the non-qualified defined benefit retirement plan (the “Supplemental Pension Plan”). Effective December 31, 2009, the Company froze the Supplemental Pension Plan and ceased all benefit accruals. Participation thereafter in any supplemental pension benefit has been through the Brunswick Restoration Plan.

The Supplemental Pension Plan ensures that employees with covered compensation or pension benefits above Internal Revenue Service (“IRS”) qualified defined benefit plan limits receive the full amount of their intended pension benefits. Pursuant to the Supplemental Pension Plan, the Company pays the difference between an employee’s earned defined benefit pension and that permissible by IRS qualified limits on a non-qualified tax basis. The Supplemental Pension Plan provides a retirement benefit that is consistent with those who are not affected by the IRS compensation and benefit limits and reflects an individual’s full career and covered pay earned.

Brunswick Restoration Plan

All NEOs participate in the Brunswick Restoration Plan. The Restoration Plan ensures that employees with covered compensation or retirement plan contributions above IRS qualified defined contribution plan limits receive the full amount of their intended retirement benefits. If an employee elects to participate in the Restoration Plan, 401(k) contributions and Brunswick’s match of these contributions above the IRS limit are credited to this plan. In addition, Brunswick’s variable retirement contributions for eligible employees are automatically credited to their Restoration Plan accounts. This is a non-qualified plan.

The Restoration Plan provides a retirement benefit consistent with that of employees who are not affected by the IRS compensation and benefit limits.

The 2005 Elective Deferred Incentive Compensation Plan

Mr. McCoy, Mr. Lockridge and Mr. Schwabero currently maintain a balance within the 2005 Elective Deferred Incentive Compensation Plan. The 2005 Elective Deferred Incentive Compensation Plan provided eligible employees the opportunity to save in a tax-deferred manner. In 2008, the Company suspended participation in the plan. The Compensation Committee will continue to assess the competitive and regulatory landscape to determine if future enrollment in this plan is warranted.

The 2005 Automatic Deferred Compensation Plan

The 2005 Automatic Deferred Compensation Plan defers payment of certain compensation that would otherwise be non-tax-deductible to Brunswick by reason of Section 162(m) of the Internal Revenue Code (the “Code”) until six months after employment ends. The 2005 Automatic Deferred Compensation Plan preserves Brunswick’s ability to take a tax deduction for senior executives’ compensation. Senior executives are required to defer receipt of non-deductible compensation in excess of $1.5 million in order to limit non-deductible compensation under Section 162(m) of the Code. Financial returns on required automatic deferrals are based on either: (i) an interest rate equal to the greater of the prime rate at J.P. Morgan Chase plus two percentage points, or Brunswick’s short-term borrowing rate; or (ii) securities selected by the participant. The two percentage point increment is used to recognize that the NEO defers the receipt of earned compensation until some time in the future, typically upon retirement or other termination of employment. Mr. McCoy is currently the only participant who has automatic deferrals under this plan.

Split-Dollar Life Insurance Replacement

Of the NEOs, only Mr. McCoy and Mr. Lockridge have Split-Dollar Life Insurance replacement policies (“Replacement Policies”). The Replacement Policies provide an insured death benefit and allow for capital accumulation. The Sarbanes-Oxley Act of 2002 prohibits loans to executive officers, and as a result of this loan prohibition combined with changes in taxation of split-dollar life insurance, Brunswick restructured the Replacement Policies in 2004 such that the net present value cost to Brunswick did not increase. Although the Company continues to cover the costs of the Replacement Policies, the executives are now responsible for the actual payment of the annual premiums and keeping their policies current.

Pre-2003 loans on these policies were grandfathered under Sarbanes-Oxley and remain outstanding. The loans must be repaid to Brunswick at the scheduled rollout date or upon death (whichever occurs first) per the terms of the Split Dollar agreement. Executives with split-dollar life insurance replacements do not receive Company-provided basic life insurance coverage. With respect to Mr. Hamilton, his split dollar arrangement was terminated in 2012 pursuant to its terms, at which point the Company recovered its interest in the policy and no longer has any further interest, claims or obligations under the policy. Executives hired since 2003 receive basic life insurance coverage under the same terms as other salaried employees, except that the Company continues a life insurance policy for Mr. Schwabero that was provided by his former employer.

BRUNSWICK CORPORATION – 2013 Proxy Statement   31

Back to Contents

Terms and Conditions of Employment

All NEOs maintain agreements setting forth their terms and conditions of employment (“Agreements”). The Agreements memorialize the “at will” nature of the employment relationship, and describe each executive’s duties, compensation, benefits, and perquisites. Additionally, the Agreements consolidate the restrictive covenants that exist during and after employment (e.g., non-competition, confidentiality, non-solicitation). Finally, the Agreements establish and limit the compensation and benefits to which an executive is entitled in the event of termination.

Brunswick believes that offering Agreements to its executives helps to ensure the retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of the Company’s long-term goals and strategy. Additionally, the Agreements reinforce and encourage the executives’ continued attention and dedication to duties without the distraction arising from the possibility of a Change in Control.

Perquisites

Certain benefits are extended to NEOs but are not offered to salaried employees in general. These low-cost but highly-valued perquisites help NEOs enhance their understanding of Brunswick products and protect their physical health.

Executive Product Program

The product program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of Brunswick’s businesses and identify product and business enhancement opportunities. The program provides a product allowance equal to $30,000 for all participants. The Company does not reimburse the participant for the tax liability associated with the program. The allowance may be applied towards the purchase of Brunswick products at the discounted rates established pursuant to the Brunswick Employee Purchase Program, as well as any freight costs, parts and accessories, service fees and other expenses related to the ownership of the Brunswick products purchased.

Executive Physical Program

Brunswick provides a physical examination program to senior executives that is intended to protect the health of such executives and Brunswick’s investment in its leadership. Senior executives are required by the Compensation Committee to have an annual physical examination and, as part of this program, they have immediate access to healthcare providers. The Company does not reimburse the participant for the taxable portion of the program.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility for federal income tax purposes of executive compensation paid to the chief executive officer and the three other most highly compensated officers other than the chief financial officer of a public company to $1.0 million per year. Compensation that is considered “performance-based” under the Code’s definition is exempt from this limit. The Compensation Committee intends to maximize the extent of the tax deductibility of executive compensation under the provisions of Section 162(m) of the Code. Income related to SARs and stock options granted under the Company’s equity compensation plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). In addition, the Company is seeking from its shareholders at the 2013 Annual Meeting, approval of a 162(m)-compliant annual incentive plan which would further maximize the tax deductibility of compensation paid to eligible participants. Finally, under the Company’s 2005 Automatic Deferred Compensation Plan, participants are required to defer any non-deductible annual earnings in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Code. The Company, however, may choose to pay compensation that does not qualify as performance-based compensation under Section 162(m) of the Code.

Determining Executive Compensation

Decisions with respect to specific BPP awards, equity awards and base salary increases for the current year are normally made at the first meeting of each year. At this meeting, decisions are also made by the Compensation Committee and the Board of Directors with respect to the previous year’s performance and BPP funding. Base salary increases are generally effective as of the first full pay period in April.

Equity grant terms and conditions and grant size for NEOs and other senior executives are reviewed and approved by the Compensation Committee at this first meeting of the year, which is generally held following Brunswick’s public disclosure of its financial results for the prior year. The SAR exercise price is set at 100 percent of the closing stock price on the grant date. SAR grants for new hires, if applicable, are made on the first business day of the month following Brunswick’s quarterly earnings release.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management.

Based on that review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors of Brunswick Corporation that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the Company’s Proxy Statement to be filed in conjunction with the Company’s 2013 Annual Meeting.

Graham H. Phillips, Chairman
Anne E. Bélec
David C. Everitt
Manuel A. Fernandez
J. Steven Whisler

BRUNSWICK CORPORATION – 2013 Proxy Statement   32

Back to Contents

2012 Summary Compensation Table

The table below summarizes the total compensation earned by each of the Company’s NEOs for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Dustan E. McCoy Chairman and Chief Executive Officer	2012	$986,538	$-	$2,676,935	$1,333,967	$1,619,000	$136,785	$354,949	$7,108,174
	2011	938,154	-	1,180,082	2,945,790	2,211,000	37,948	307,304	7,620,278
	2010	906,000	-	786,692	3,227,116	1,460,000	18,617	223,673	6,622,098
Peter B. Hamilton(7) Senior Vice President and Chief Financial Officer	2012	$550,000	$-	$541,474	$269,970	$752,000	$475,887	$181,668	$2,770,999
	2011	545,962	-	243,176	614,673	1,025,000	610,881	271,669	3,311,361
	2010	535,000	-	161,768	670,644	668,700	509,440	220,653	2,766,205
Mark D. Schwabero Vice President & President – Mercury Marine	2012	$445,000	$-	$354,115	$176,010	$583,300	$-	$137,967	$1,696,392
	2011	432,885	-	154,944	324,733	655,000	-	109,450	1,677,012
	2010	400,000	-	86,424	355,384	400,000	-	88,400	1,330,208

Andrew E. Graves Vice President & President – Boat Group	2012	$445,000	$-	$354,055	$176,010	$452,400	$-	$132,296	$1,559,761
	2011	440,962	-	129,120	324,733	662,000	-	120,648	1,677,463
	2010	424,615	-	86,424	355,384	424,600	-	95,719	1,386,742
B. Russell Lockridge Vice President, Chief Human Resources Officer	2012	$385,000	$-	$285,826	$142,925	$421,100	$-	$153,248	$1,388,099
	2011	380,962	-	129,120	324,733	572,000	-	119,857	1,526,672
	2010	370,000	-	86,424	355,384	370,000	-	94,712	1,276,520
(1) The amounts shown in this column constitute actual base salary paid. Annual salaries as of December 31, 2012, were:
McCoy	Hamilton	Schwabero	Graves	Lockridge
$1,000,000	$550,000	$445,000	$445,000	$385,000

(2)

The amounts shown in this column constitute the aggregate grant date fair value of restricted stock units and performance shares granted under the 2003 Stock Incentive Plan during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718). For assumptions used in the valuation of such awards, see Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. If the highest achievement level is attained, the maximum amounts that would be received with respect to the 2012 performance shares, calculated using the December 31, 2012, closing share price are as follows: Mr. McCoy, $2,602,391; Mr. Hamilton, $528,856; Mr. Schwabero, $345,589; Mr. Graves, $345,589; and Mr. Lockridge, $277,519. For further information on these awards, see the Grants of Plan-Based Awards table.

(3)

The amounts shown in this column constitute the aggregate grant date fair value of stock-settled stock appreciation rights granted under the 2003 Stock Incentive Plan during the applicable year, computed in accordance with FASB ASC Topic 718. For assumptions used in the valuation of such awards, see Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. For further information on these awards, see the Grants of Plan-Based Awards table.

(4)

The amounts shown in this column constitute payments made under the annual Brunswick Performance Plan (“BPP”). From Mr. McCoy’s 2012 BPP payment, $1,048,730 was deferred in February 2013 pursuant to the 2005 Automatic Deferred Compensation Plan.

(5)

The amounts shown in this column include:

For Mr. McCoy in 2010, 2011 and 2012, above-market interest paid on required automatic deferrals under the 2005 Automatic Deferred Compensation Plan. Interest earned on securities selected by the officer is a market rate of return and is therefore not included in this column.

The aggregate of the increase in actuarial values of benefits under Brunswick’s Salaried Pension Plan and Supplemental Pension Plan equaled $475,887 for Mr. Hamilton for fiscal year 2012. Although Mr. Hamilton is no longer an active participant and is no longer accruing benefits under these plans, the actuarial value of benefits on December 31, 2012, increased by $83,920 as compared to December 31, 2011, as a result of a reduction in the discount rate used to calculate the value. Additionally, as shown in the Pension Benefits Table, Mr. Hamilton received pension payments in the amount of $391,967 in 2012.

BRUNSWICK CORPORATION – 2013 Proxy Statement   33

Back to Contents

(6)

The amounts shown in this column include the following for fiscal year 2012:

Defined Contribution Plan Contributions: Brunswick contributions to defined contribution programs, including both qualified and non-qualified programs (to provide for contributions in excess of IRS limits) per the contribution formulas detailed in the Narrative to Non-Qualified Deferred Compensation Table are as follows:

	McCoy	Hamilton	Schwabero	Graves	Lockridge
Qualified	$24,700	$24,700	$21,500	$24,700	$24,700
Non-Qualified	$247,091	$111,180	$72,473	$71,514	$58,638

Amounts contributed to the qualified plan include company match and a variable retirement contribution of four percent and six percent, respectively, on qualified plan limit earnings.

Product Program: Brunswick provides a product program for Company officers. This program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of Brunswick’s businesses and identify product integration opportunities. Each year, officers are eligible to select products with an aggregate annual value of up to $30,000. The allowance may be applied toward the purchase of Brunswick products at the discounted rates established pursuant to the Brunswick Employee Purchase Program, as well as any freight costs, parts and accessories, service fees and other expenses related to the ownership of the Brunswick products purchased. However, the Company does not reimburse executives for the associated tax liability as a result of the purchases or value received from the program.

The incremental cost of products selected, which is based on the discounted prices established pursuant to the Brunswick Employee Purchase Program, is as follows:

McCoy	Hamilton	Schwabero	Graves	Lockridge
$29,744	$30,000	$29,344	$30,000	$30,000

Life Insurance: The Sarbanes-Oxley Act of 2002 prohibits loans to executive officers. As a result of this loan prohibition, combined with changes in taxation of split-dollar life insurance, Brunswick restructured existing split-dollar life insurance policies in 2004 such that the net present value cost to Brunswick did not increase. Executives are now responsible for payment of annual premiums and keeping their policies current. Annual payments to NEOs in connection with their payment of premiums are:

	McCoy	Lockridge
	$38,865	$29,172
Policy Maturity Date	07/01/2014	07/01/2014

These individuals are not provided any life insurance through the Company’s basic life program for employees.

Brunswick pays the annual premium on the continuation of a life insurance policy provided by Mr. Schwabero’s former employer, which was $9,300 for 2012. This amount is not grossed-up for taxes.

Other Benefits: Each of the NEOs received some or all of the following perquisites and other personal benefits, none of which exceeded $25,000: (a) an annual executive physical examination; (b) a service providing 24-hour access to immediate healthcare; and (c) personal usage of company aircraft. There are no tax gross-ups related to these items.

(7)

Mr. Hamilton retired from Brunswick effective March 1, 2013. See the Current Report on Form 8-K filed with the SEC on December 4, 2012 for additional information.

2012 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Dustan E. McCoy	1/1/2012	$0	$1,479,807	$2,959,614
	2/14/2012				19,880	49,700	89,460				$1,332,457
	2/14/2012							56,000			$1,332,240
	2/14/2012								100,800	$23.79	$1,333,967
Peter B. Hamilton	1/1/2012	$0	$687,500	$1,375,000
	2/14/2012				4,040	10,100	18,180				$270,781
	2/14/2012							11,300			$268,827
	2/14/2012								20,400	$23.79	$269,970
Mark D. Schwabero	1/1/2012	$0	$445,000	$890,000
	2/14/2012				2,640	6,600	11,880				$176,946
	2/14/2012							7,400			$176,046
	2/14/2012								13,300	$23.79	$176,010
Andrew E. Graves	1/1/2012	$0	$445,000	$890,000
	2/14/2012				2,640	6,600	11,880				$176,946
	2/14/2012							7,400			$176,046
	2/14/2012								13,300	$23.79	$176,010
B. Russell Lockridge	1/1/2012	$0	$385,000	$770,000
	2/14/2012				2,120	5,300	9,540				$142,093
	2/14/2012							6,000			$142,740
	2/14/2012								10,800	$23.79	$142,925

(1)

Consists of threshold, target and maximum awards under the 2012 BPP.

(2)

Consists of performance shares awarded under the 2003 Stock Incentive Plan. Performance shares vest and convert to shares of Brunswick common stock at the end of the three-year performance period based on the final plan performance unless the Rule of 70 or Age 62 (as defined on the following page) is met.

(3)

Consists of RSUs awarded under the 2003 Stock Incentive Plan. Awards vest on the third anniversary of the grant date unless the Rule of 70 or Age 62 is met.

(4)

Consists of SARs awarded under the 2003 Stock Incentive Plan. Awards vest one-fourth on each of the first through fourth anniversaries of the grant date unless the Rule of 70 or Age 62 is met.

(5)

The amounts shown in this column constitute the aggregate grant date fair value of equity awards granted under the 2003 Stock Incentive Plan during 2012, computed in accordance with FASB ASC Topic 718. For assumptions used in the valuation of such awards, see Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

BRUNSWICK CORPORATION – 2013 Proxy Statement   34

Back to Contents

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Equity Compensation Plan Information and Awards

Brunswick granted SARs, RSUs and Performance Shares to all NEOs in 2012 pursuant to the Brunswick 2003 Stock Incentive Plan. SARs are generally granted annually and typically vest one-fourth on each of the first through fourth anniversaries of the grant date. RSUs are generally granted annually and typically vest 100 percent on the third anniversary of the grant date. Performance Shares are generally granted annually and, if earned, typically vest 100 percent at the end of a three-year performance period. The terms of the awards reflect the use of the “Rule of 70 or Age 62” (as described below), along with the inclusion of an additional provision that would pro-rate the grant in the event of termination prior to the first anniversary of the date of grant, provided the participant had met the appropriate retirement definition. Providing for a “pro-rated” grant serves to keep the decision about retirement timing independent of the vesting schedule of equity-based compensation. Currently, Mr. McCoy, Mr. Hamilton and Mr. Lockridge are subject to the Rule of 70 or Age 62 provision. Please see the “Other Potential Post-Employment Payments” section for a description of the treatment of equity awards following a termination of employment or a change in control.

Rule of 70 or Age 62

The terms and conditions of SARs, RSUs and Performance Shares each provide for accelerated vesting of the award in certain termination of employment situations upon attainment of either: (i) the sum of the individual’s age plus years of service being equal to or greater than 70; or (ii) age 62 (“Rule of 70 or Age 62”). Once the Rule of 70 or Age 62 is achieved, and if the employee’s employment is terminated (other than for cause or due to death or permanent disability) the applicable awards are treated as follows:

- SARs - If termination occurs on or after the first anniversary of the grant, vesting continues on the normal vesting schedule. If termination occurs prior to the first anniversary of the grant, a pro-rata portion of the grant will vest pursuant to the normal vesting schedule.

- RSUs - If termination occurs on or after the first anniversary of the grant, all of the award will be distributed three years from grant date. If termination occurs prior to the first anniversary of the grant, a pro-rata portion of the award will be distributed three years from grant date.

- Performance Shares - If termination occurs on or after the first anniversary of the grant, grantee will receive all of the award, calculated as if the grantee had remained employed throughout the entire performance period. If termination occurs prior to the first anniversary of the grant, the grantee will receive a pro-rata portion of the award.

Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed description of awards granted to the NEOs during 2012.

BRUNSWICK CORPORATION – 2013 Proxy Statement   35

Back to Contents

2012 Outstanding Equity Awards at Fiscal Year-End

The table below provides information regarding each named executive officer’s outstanding equity awards as of December 31, 2012. The equity awards in this table consist of stock-settled stock appreciation rights, restricted stock units and performance shares.

Name		Option Awards(1)					Stock Awards(2)
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested(3)	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dustan E. McCoy	4/30/2003	6,000	-	-	$21.83	4/30/2013
	2/18/2004	12,000	-		$38.36	2/18/2014
	1/31/2005	20,000	-		$46.12	1/31/2015
	2/14/2006	150,000	-		$39.15	2/14/2016
	2/13/2007	180,000	-		$33.00	2/13/2017
	2/28/2008	567,900	-		$17.06	2/28/2018
	2/9/2009	225,000	75,000		$3.71	2/9/2019
	5/12/2009	412,500	137,500		$5.86	5/12/2019
	2/9/2010	281,500	281,500		$11.08	2/9/2020
	2/8/2011	63,500	190,500		$21.52	2/8/2021
	2/14/2012	-	100,800		$23.79	2/14/2022	56,107	$1,632,153	52,434	$1,525,305
Peter B. Hamilton	11/3/2008	100,000	-		$3.59	11/3/2018
	5/12/2009	75,000	25,000		$5.86	5/12/2019
	2/9/2010	58,500	58,500		$11.08	2/9/2020
	2/8/2011	13,250	39,750		$21.52	2/8/2021
	2/14/2012	-	20,400		$23.79	2/14/2022	11,322	$329,357	10,656	$309,983
Mark D. Schwabero	4/12/2004	3,000	-	-	$41.84	4/12/2014
	1/31/2005	10,000	-		$46.12	1/31/2015
	2/14/2006	8,000	-		$39.15	2/14/2016
	2/13/2007	12,000	-		$33.00	2/13/2017
	2/28/2008	52,600	-		$17.06	2/28/2018
	2/9/2009	26,250	8,750		$3.71	2/9/2019
	5/12/2009	48,750	16,250		$5.86	5/12/2019
	2/9/2010	31,000	31,000		$11.08	2/9/2020	7,860	$228,647
	2/8/2011	7,000	21,000		$21.52	2/8/2021	7,236	$210,495
	2/14/2012	-	13,300		$23.79	2/14/2022	7,414	$215,673	6,963	$202,554
Andrew E. Graves	11/8/2005	8,000	-	-	$39.45	11/8/2015
	2/14/2006	5,000	-		$39.15	2/14/2016
	2/13/2007	16,000	-		$33.00	2/13/2017
	2/28/2008	65,700	-		$17.06	2/28/2018
	2/9/2009	26,250	8,750		$3.71	2/9/2019
	5/12/2009	45,000	15,000		$5.86	5/12/2019
	2/9/2010	31,000	31,000		$11.08	2/9/2020	7,860	$228,647
	2/8/2011	7,000	21,000		$21.52	2/8/2021	6,030	$175,413
	2/14/2012	-	13,300		$23.79	2/14/2022	7,414	$215,673	6,963	$202,554
B. Russell Lockridge	4/30/2003	3,500	-	-	$21.83	4/30/2013
	2/18/2004	7,000	-		$38.36	2/18/2014
	1/31/2005	12,000	-		$46.12	1/31/2015
	2/14/2006	12,000	-		$39.15	2/14/2016
	2/13/2007	16,000	-		$33.00	2/13/2017
	2/28/2008	66,300	-		$17.06	2/28/2018
	2/9/2009	26,250	8,750		$3.71	2/9/2019
	5/12/2009	45,000	15,000		$5.86	5/12/2019
	2/9/2010	31,000	31,000		$11.08	2/9/2020
	2/8/2011	7,000	21,000		$21.52	2/8/2021
	2/14/2012	-	10,800		$23.79	2/14/2022	6,011	$174,860	5,592	$162,671

(1)

Options vest at a rate of 25 percent per year over the first four years of the 10-year option term, except that Mr. Hamilton’s grant on November 3, 2008, vested 100 percent at the end of three years from the date of grant.

(2)

The market value of shares or units of stock that have not vested reflects a stock price of $29.09, the closing stock price on December 31, 2012.

(3)

RSU grants vest 100 percent on the third anniversary of the date of grant. Amounts include reinvested dividends.

(4)

Represents the initial calculation of the 2012 performance share award subject to additional modification of +/- 20% based on TSR performance against the established peer group.

BRUNSWICK CORPORATION – 2013 Proxy Statement   36

Back to Contents

2012 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards(1) (2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Dustan E. McCoy	-	$-	10,448	$269,036
Peter B. Hamilton	-	$-	2,170	$55,878
Mark D. Schwabero	-	$-	-	$-
Andrew E. Graves	-	$-	10,103	$248,431
B. Russell Lockridge	-	$-	1,152	$29,664
(1) Includes the following number of vested RSUs awarded on October 29, 2009, which vested on October 29, 2012, using a market price of $24.59 per share:
	McCoy	Hamilton	Schwabero	Graves	Lockridge
Shares	-	-	-	10,103	-
Value	$-	$-	$-	$248,431	$-

(2)

Includes the following number of vested RSUs awarded on February 8, 2011, which vested on February 8, 2012 (due to the application of the Rule of 70 or Age 62), using a market price of $25.75 per share:

	McCoy	Hamilton	Schwabero	Graves	Lockridge
Shares	10,448	2,170	-	-	1,152
Value	$269,036	$55,878	$-	$-	$29,664

2012 Pension Benefits

Name(1)	Plan Name	Number of Years Credited Service(2) (3)	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Peter B. Hamilton	Salaried Pension Plan	11.17	$1,132,553	$88,093
	Supplemental Pension Plan	23.67	$3,906,696	$303,874

(1)

Mr. Hamilton is the only NEO who is a participant in the Salaried Pension Plan and/or the Supplemental Pension Plan.

(2)

Upon rejoining Brunswick on September 15, 2008, Mr. Hamilton began participation in the Brunswick Rewards defined contribution plan and ceased accruing a benefit under the defined benefit pension plan.

(3)

Under an agreement with Brunswick, Mr. Hamilton’s years of service credited under the Supplemental Pension Plan include credit for 12.5 years of service with a previous employer. Mr. Hamilton’s pension under this plan is reduced by the pension he receives from that employer. The values shown in the above table include this reduction.

Narrative to Pension Benefits Table

Salaried Pension Plan

The Salaried Pension Plan is a non-contributory plan providing for benefits following retirement under a formula based upon age, years of participation in the plan up to 30 years and the average of the three highest consecutive years’ earnings (salaries, annual BPP and commissions, but excluding payouts under the Strategic Incentive Plan, which has been eliminated). Mr. Hamilton is already of retirement age and, due to his previous retirement from the Company in 2007, is currently receiving benefits under this plan. Participation in the salaried pension plan is frozen, with no new participants being added after April 1, 1999. Effective December 31, 2009, all benefit accruals were frozen and all remaining salaried pension plan participants became eligible for the Company’s primary defined contribution plan, the Rewards Plan, as of January 1, 2010.

Assumptions used in determining the present value of the accumulated benefit are as follows:

•

Pre- and Post-Retirement Mortality according to the RP2000 Generational Combined White-Collar Adjustment Table for annuity benefits; and

•

4.00 percent discount rate for annuity benefits.

Supplemental Pension Plan

Only Mr. Hamilton has a non-qualified defined benefit retirement benefit, for which he currently is receiving benefits under the plan as a result of his previous retirement from the Company in 2007. He is not entitled to any additional benefit as a result of his retirement. Effective December 31, 2009, the Company froze the Supplemental Pension Plan and ceased all benefit accruals. Participation thereafter in any supplemental pension plan has been through the Brunswick Restoration Plan.

The Supplemental Pension Plan ensures that employees with covered compensation or pension benefits above IRS qualified defined benefit plan limits receive the full amount of their intended pension benefits. Under the Supplemental Pension Plan, the Company pays the difference between an employee’s earned defined benefit pension and that permissible by IRS qualified limits on a non-qualified tax basis, and this amount is subject to the claims of creditors. The Supplemental Pension Plan provides a retirement benefit that is consistent with those who are not affected by the IRS compensation and benefit limits and reflects an individual’s full career and covered pay earned.

The formula for determining benefits under the Supplemental Pension Plan is the same formula as used for the Salaried Pension Plan as described above.

BRUNSWICK CORPORATION – 2013 Proxy Statement   37

Back to Contents

2012 Non-Qualified Deferred Compensation

RESTORATION PLAN

	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Dustan E. McCoy	$147,377	$247,091	$171,269	$-	$3,853,412
Peter B. Hamilton	$66,250	$111,180	$33,761	$-	$507,185
Mark D. Schwabero	$93,000	$72,473	$887,190	$-	$2,691,114
Andrew E. Graves	$42,850	$71,514	$199,572	$-	$746,055
B. Russell Lockridge	$35,350	$58,638	$241,195	$-	$3,338,793

2005 ELECTIVE DEFERRED INCENTIVE COMPENSATION PLAN

	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Dustan E. McCoy	$-	$-	$36,520	$-	$737,934
Peter B. Hamilton	$-	$-	$-	$-	$-
Mark D. Schwabero	$-	$-	$145,890	$-	$386,502
Andrew E. Graves	$-	$-	$-	$-	$-
B. Russell Lockridge	$-	$-	$71,993	$-	$983,281

2005 AUTOMATIC DEFERRED COMPENSATION PLAN

	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Dustan E. McCoy	$1,552,558	$-	$1,015,360	$-	$8,191,515
Peter B. Hamilton	$-	$-	$-	$-	$-
Mark D. Schwabero	$-	$-	$-	$-	$-
Andrew E. Graves	$-	$-	$-	$-	$-
B. Russell Lockridge	$-	$-	$-	$-	$-

(1)

100 percent of the amount for each NEO in this column represents deferrals of salary and BPP and is reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)

100 percent of the amount for each NEO in this column is reported in the “All Other Compensation” column of the Summary Compensation Table

(3)

Amounts in this column include above-market interest reported in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)

The following amounts were previously reported as compensation to the NEOs in past Summary Compensation Tables. These amounts consist of Executive and Company Contributions and above-market interest as follows:

McCoy	Hamilton	Schwabero	Graves	Lockridge
$2,579,021	$247,502	$144,015	$151,858	$118,107

Narrative to Non-Qualified Deferred Compensation Tables

The Non-Qualified Deferred Compensation tables show amounts deferred in 2012 under the Elective Deferred Incentive Compensation, Restoration (non-qualified plan to provide for contributions in excess of IRS limits) and Automatic Deferred Compensation plans and includes previous deferrals.

Under the 2005 Elective Deferred Incentive Compensation Plan, participants were allowed to defer up to 100 percent of BPP awards in either cash or stock. The Company calculated the value of cash deferrals based on the rate of return of mutual funds selected by the participant. The investment options mirror those of the qualified 401(k) plan and participants manage fund elections in the same manner. The Company calculated the value of stock deferrals on the same basis as Brunswick common stock. In 2008, the Company suspended participation in the plan. Distributions under the 2005 Elective Deferred Incentive Compensation Plan will be made as soon as administratively practicable after the participant’s termination from the Company or in accordance with the participant’s stated elections.

Under the Restoration Plan, participants may defer up to 40 percent of their base salary and BPP awards. These deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the participant. The investment options and Company matching formula mirror those of the qualified 401(k) plan, which the participant manages in the same manner. Brunswick contributes to this plan according to the following formula:

•

One dollar for every dollar contributed by the employee, up to 3 percent of annual pay, and 50 cents for every dollar on the next 2 percent, plus an annual variable retirement contribution of up to 9 percent based on Company performance. Distributions under the Restoration Plan will be made as soon as administratively practicable after the six-month anniversary from the participant’s date of termination.

BRUNSWICK CORPORATION – 2013 Proxy Statement   38

Back to Contents

The rate of return in 2012 for each fund in the 2005 Elective Deferred Incentive Compensation Plan and the Restoration Plan are indicated in the following table:

Fund	Rate of Return
500 Index Fund Inv	15.82%
Brunswick ESOP Co Stock	60.63%
Prime Money Mkt Fund	0.04%
Royce Premier Invmt	11.45%
Target Retirement 2015	11.37%
Target Retirement 2025	13.29%
Target Retirement 2035	15.16%
Target Retirement 2045	15.58%
Target Retirement 2055	15.58%
Target Retirement Income	8.23%
Total Intl Stock Ix Inv	18.14%
Total Bond Mkt Index Inv	4.05%
Windsor II Fund Inv	16.72%
Extended Mkt Index Inv	18.31%
PIMCO Total Return II Inst	8.18%
Templeton Inst Foreign Eq	18.55%
MainStay Large Cap Growth	13.21%

Under the 2005 Automatic Deferred Compensation Plan, participants are required to defer any annual earnings in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Code. Deferred cash equivalent balances are credited with: (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus two percent, or Brunswick’s short-term borrowing rate; or (ii) returns on securities selected by the executive. If the executive has an election in place to defer awards into stock, automatic deferrals are deferred as stock.

Distributions of deferrals are made as soon as reasonably practicable after the six-month anniversary of the participant’s date of termination.

Other Potential Post-Employment Payments

Brunswick has entered into severance and Change in Control agreements with each of the NEOs which are incorporated in the Terms and Conditions of Employment (“Agreements”). In 2012, the NEOs (except Mr. Hamilton who retired effective March 1, 2013) executed amended and restated Agreements whereby certain of the provisions of the Agreements were modified, most notably: (i) the removal within the Chairman and Chief Executive Officer’s Agreement of the “modified single-trigger” provision that had permitted Mr. McCoy to resign for any reason during the 30 day period commencing on the first anniversary of the Change in Control; and (ii) the removal of the excise tax gross-up from all Agreements.

Terms and Conditions of Employment

The Agreements confirm that employment is at will and outline the NEO’s roles and responsibilities and compensation, benefits and eligibility for certain perquisites provided in exchange for their services. The Agreements also contain provisions regarding termination of employment and reflect a “double-trigger” Change in Control severance provision (effective upon termination of employment by the Company following a Change in Control of the Company) for all NEOs, including the Chairman and Chief Executive Officer.

Change in Control and Severance

Each NEO is entitled to certain severance benefits if his employment is terminated by Brunswick other than for Cause (as defined below) or disability or if the executive terminates for Good Reason (as defined below):

•

Termination within 24 months following a “Change in Control” (as defined below):

–

Severance payment of three times the sum of: (i) annual salary; (ii) targeted annual award under the BPP; and (iii) the Company’s 401(k) match, variable retirement contribution and other Company contributions made on his behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination;

–

Other benefits (including the continuation of medical, dental, vision and prescription coverage) and perquisites for up to 36 months, including retirement benefits; and

–

All equity awards held by the executive will become fully vested and, if applicable, immediately exercisable and will remain outstanding pursuant to their terms.

•

Termination other than following a Change in Control:

–

For the Chairman and Chief Executive Officer, severance payment equal to two times the sum of: (i) annual salary; (ii) the larger of targeted annual award under BPP for the year of termination or the year in which the Change in Control occurs; and (iii) the Company’s 401(k) match, variable retirement contribution and other Company contributions made on his behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination;

–

For the other NEOs, severance payment equal to one and one half times the sum of: (i) annual salary; and (ii) the Company’s 401(k) match, variable retirement contribution and other Company contributions made on his behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. Any award under the BPP can be made at the CEO’s discretion;

–

Other benefits (including the continuation of medical, dental, vision and prescription coverage) and perquisites for up to 24 months for the Chairman and Chief Executive Officer and up to 18 months for other NEOs; and

BRUNSWICK CORPORATION – 2013 Proxy Statement   39

Back to Contents

–

All equity awards held by the executive would vest according to the terms and conditions of the underlying plans.

In addition to the payments described above, in each scenario, the NEO would be entitled to receive any annual BPP award earned for the preceding year that had not yet been paid at the time of termination as well as outplacement services.

In 2012, the Company eliminated the practice of providing indemnification or any “gross-up” of taxes imposed by Section 4999 of the Code on “excess parachute payments” (as defined in Section 280G of the Code). As a result, all executives at Brunswick who have an Agreement, including each NEO, are no longer entitled to a gross-up for any excise tax imposed on “excess parachute payments.” Instead, such executive will either be required to pay the excise tax or have his payments reduced if it would be more favorable to him on an after-tax basis.

Brunswick may terminate the Agreements upon six months notice, except that after a Change in Control, Brunswick may not terminate the Agreements until the second anniversary of the Change in Control.

The Agreements contain non-competition and non-solicitation restrictive covenants effective during the two-year period following termination of employment for the Chief Executive Officer, and for 18 months following termination for all other NEOs, and non-disclosure and non-disparagement restrictive covenants effective at all times. Upon termination following a Change in Control, the non-competition and non-solicitation restrictive covenants are not applicable. In the event of a violation of the restrictive covenants, the Company may recover any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date that the Company makes full recovery of such payments. The terms of the Agreements require the NEOs to execute a general release.

Severance benefits are not available for those individuals terminating due to death, long-term disability or for Cause.

Termination for “Cause” means the NEO’s:

•

Conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, perjury, or moral turpitude;

•

Intentional or grossly negligent disclosure of confidential or trade secret information of the Company or a related company to anyone not entitled to such information;

•

Willful omission or dereliction of any statutory or common law duty of loyalty to the Company or a related company;

•

Willful and material violation of the Company’s Code of Conduct or any other written Company policy; or

•

Repeated failure to carry out the material components of the executive’s duties despite specific written notice to do so by the Chief Executive Officer, other than any such failure as a result of incapacity due to physical or mental illness.

“Good Reason” means any of the following without the NEO’s express written consent:

•

Material breach of provisions of the Agreement;

•

Failure to provide benefits generally provided to similarly-situated senior executives;

•

Reduction in authority or responsibility;

•

Reduction in compensation not applicable to similarly-situated senior executives;

•

Relocation beyond a reasonable commuting distance; or

•

Following a Change in Control, failure to obtain a satisfactory agreement from any successor to assume and agree to abide by employment agreement terms.

The Good Reason provision protects executives from being effectively demoted or having their pay reduced in an effort to force them to quit.

The definition of Change in Control includes: (i) the acquisition of 25 percent or more of the outstanding voting stock of Brunswick by any person other than an employee benefit plan of Brunswick; (ii) the failure of the incumbent Board of Directors to constitute a majority of Brunswick’s Board, excluding new directors who (a) are approved by a vote of at least 50 percent of the members of the incumbent Board and (b) did not join the Board following a contested election of directors; (iii) a merger of Brunswick with another corporation, other than a merger in which Brunswick’s shareholders receive at least 60 percent of the voting stock outstanding after the merger or a merger effected to implement a recapitalization of Brunswick in which no person acquires more than 25 percent of Brunswick’s voting stock and the Board is comprised of a majority incumbent directors; or (iv) a complete liquidation or dissolution of Brunswick.

BRUNSWICK CORPORATION – 2013 Proxy Statement   40

Back to Contents

Payment Obligations under Termination Scenarios

The following tables indicate the Company’s estimated payment obligations resulting from effective termination before and after a Change in Control, using December 31, 2012, as the hypothetical termination date.

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE

	Severance(1)	Welfare Benefits(2)	Total	BPP(3)
Dustan E. McCoy	$5,543,582	$25,122	$5,568,704	$-
Peter B. Hamilton	$-	$-	$-	$687,500
Mark D. Schwabero	$808,459	$18,842	$827,301	$445,000
Andrew E. Graves	$811,820	$25,613	$837,433	$445,000
B. Russell Lockridge	$702,507	$23,103	$725,609	$385,000

TERMINATION FOLLOWING A CHANGE IN CONTROL

	Severance(4)	Welfare Benefits(2)	Long-Term Incentives(5)	Total
Dustan E. McCoy	$$8,315,373	$37,684	$89,237	$8,442,293
Peter B. Hamilton	$-	$-	$18,007	$18,007
Mark D. Schwabero	$2,951,919	$47,684	$253,580	$3,253,183
Andrew E. Graves	$2,958,641	$61,225	$247,739	$3,267,605
B. Russell Lockridge	$1,930,741	$56,206	$9,637	$1,996,584

(1)

Amounts in this column represent severance payments equal two times the sum of salary, BPP and defined contribution plan contributions for Mr. McCoy and one and one-half times the salary and defined contribution plan contributions for the other NEOs., except Mr. Hamilton, who is not entitled to severance benefits upon termination prior to a change in control.

(2)

Amounts in this column represent the estimated present value of Company-provided outplacement services and continuation of benefits provided during the severance period, based on current COBRA rates.

(3)

Amounts in this column represent full payment of BPP. For NEOs other than Mr. McCoy, payment of the BPP upon a termination preceding a change in control is at the discretion of the Chairman and Chief Executive Officer.

(4)

Amounts in this column represent severance payments equal to three times the sum of the NEO’s salary, BPP and defined contribution plan contributions. Payments are reduced, where appropriate, in order to avoid excise taxes under Section 280G of the Code so as to place the NEO in a “best after tax” situation.

(5)

Amounts in this column reflect the long-term incentive awards for which vesting would be accelerated upon a termination following a Change in Control in accordance with the NEOs’ Agreements.

BRUNSWICK CORPORATION – 2013 Proxy Statement   41

Back to Contents

REPORT OF THE AUDIT COMMITTEE

To the Shareholders of Brunswick Corporation:

The following is the report of the Audit Committee with respect to Brunswick’s audited financial statements for the fiscal year ended December 31, 2012.

Overview of Audit Committee Function

The Audit Committee oversees Brunswick’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

Audit Committee Charter

The Audit Committee operates pursuant to a written charter, a copy of which is available at Brunswick’s Web site, www.brunswick.com.

Independence of Audit Committee Members

The Board of Directors has determined that all members of the Audit Committee are independent, within the meaning of the New York Stock Exchange Listed Company Manual.

Review with Management

The Audit Committee has reviewed and discussed Brunswick’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Ernst & Young LLP (“Ernst & Young”), Brunswick’s independent registered public accounting firm for the fiscal year ended December 31, 2012, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. Statement on Auditing Standards No. 61 requires an auditor to discuss with the audit committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from Brunswick. The Audit Committee has also reviewed the non-audit services provided by Ernst & Young and has considered whether the provision of those services was compatible with maintaining Ernst & Young’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to Brunswick’s Board of Directors that the audited financial statements be included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee of the Board of Directors.

Lawrence A. Zimmerman (Chair)

Anne E. Bélec

J. Steven Whisler

BRUNSWICK CORPORATION – 2013 Proxy Statement   42

Back to Contents

PROPOSAL NO. 2:    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company seeks your advisory vote to approve its compensation programs for its named executive officers (commonly referred to as a “say-on-pay vote”). We encourage shareholders to review the Compensation Discussion and Analysis on pages 24 to 41 of this Proxy Statement. The Company asks that you approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying tables contained in this Proxy Statement. Because this vote is advisory in nature, it will not be binding on the Board of Directors, the Human Resources and Compensation Committee (“Compensation Committee”) or the Company; however, the Board and the Compensation Committee will review the voting results and carefully consider the outcome of the vote when making future decisions regarding executive compensation. Consistent with the direction of our shareholders, the say-on-pay vote is held on an annual basis until the next non-binding shareholder vote on the frequency with which the say-on-pay vote should be held.

The Company has a long-standing tradition of delivering financial results for our shareholders and our customers and aligning pay with those results. We are a market leader in the marine, fitness, and bowling and billiards industries, with business locations in more than 25 countries. Over the past several years, our executive team has successfully managed our Company through the most dramatic economic downturn in decades, ending the 2012 fiscal year with $428.7 million of cash and marketable securities, generating cash flows from operating activities of continuing operations of $183.6 million and demonstrating outstanding operating leverage.

The Company has designed its executive compensation programs to drive these strong financial results and to attract, reward and retain a highly experienced, successful senior management team to achieve our corporate objectives and increase shareholder value. We believe these programs are structured in the best manner possible to support our Company and our business objectives and we believe that they strike an appropriate balance between implementing responsible, measured pay practices and providing effective incentives designed to encourage our executives to perform at their best. This balance is illustrated by the following factors, which we urge you to consider:

•

A significant part of our executive compensation is structured as performance-based incentives. Our compensation programs are substantially linked to our key business objectives, so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

•

We have multiple-year award and payout cycles, rather than an annual award cycle for equity awards, including stock-settled stock appreciation rights and restricted stock units, which have four- and three-year award and vesting cycles, respectively, and serve as a retention tool.

•

We respond to economic conditions appropriately, such as reducing and/or limiting bonuses of the named executive officers in recent years.

•

We monitor the executive compensation programs and pay levels of companies of similar size and industry to ensure that our compensation programs are comparable to, and competitive with, our peer group and general market practices.

•

The Board, the Compensation Committee, our Chairman and Chief Executive Officer, and our Vice President and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession planning and executive development for our Chief Executive Officer and other key executives.

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”

Your Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers.

BRUNSWICK CORPORATION – 2013 Proxy Statement   43

Back to Contents

DIRECTOR COMPENSATION

2012 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total
Nolan D. Archibald	$93,746	$112,498	$35,000	$241,244
Anne E. Bélec	98,750	98,770	27,620	225,140
Jeffrey L. Bleustein	93,750	93,746	-	187,496
Cambria W. Dunaway	90,000	89,997	7,009	187,006
David C. Everitt	15,625	15,617	-	31,242
Manuel A. Fernandez	100,020	120,002	2,810	222,832
Graham H. Phillips	95,000	94,996	21,984	211,980
Ralph C. Stayer	89,997	108,009	30,000	228,006
J. Steven Whisler	98,750	98,770	30,000	227,520
Roger J. Wood	17,154	16,890	-	34,044
Lawrence A. Zimmerman	100,010	115,008	965	215,983

(1)

Dustan E. McCoy, the Company’s Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company and receives no additional compensation for his service as a director. The compensation received by Mr. McCoy as an employee of the Company is shown in the Summary Compensation Table.

(2)

Amounts in this column reflect the 2012 annual cash fees earned by each non-employee director. Mr. Archibald, Mr. Fernandez, Mr. Stayer, Mr. Wood and Mr. Zimmerman elected to receive the 2012 annual cash fees in the form of deferred Common Stock, with a 20 percent premium.

(3)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2012 fiscal year in accordance with FASB ASC Topic 718. Amounts in this column represent the portion of fees required to be paid to directors in the form of Common Stock, as well as the 20 percent premium that is received by those directors who elected to receive the cash portion of their fee in the form of deferred Common Stock. For assumptions used in the valuation of such awards, see Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The grant date fair value of awards in this column is as follows:

Name	Grant Date Fair Values of Common Stock Shares	Grant Date Fair Values of Shares Attributable to 20% Premium Applied to Deferral of Fees
Nolan D. Archibald	$93,746	$18,753
Anne E. Bélec	98,770	-
Jeffrey L. Bleustein	93,746	-
Cambria W. Dunaway	89,997	-
David C. Everitt	15,617	-
Manuel A. Fernandez	100,020	19,981
Graham H. Phillips	94,996	-
Ralph C. Stayer	89,997	18,012
J. Steven Whisler	98,770	-
Roger J. Wood	16,890	2,807
Lawrence A. Zimmerman	100,020	14,988

BRUNSWICK CORPORATION – 2013 Proxy Statement   44

Back to Contents

The following table sets forth the aggregate number of outstanding stock awards held by each non-employee director as of December 31, 2012:

Name	Aggregate Number of Stock Awards Outstanding at December 31, 2012
Nolan D. Archibald	4,269
Anne E. Bélec	771
Jeffrey L. Bleustein	4,269
Cambria W. Dunaway	2,631
Manuel A. Fernandez	4,269
Graham H. Phillips	4,269
Ralph C. Stayer	4,269
J. Steven Whisler	1,559
Lawrence A. Zimmerman	3,441

(4)

The amounts shown in this column include the value of matching gifts made pursuant to the Brunswick Gift Matching Program and the incremental cost to Brunswick of products provided during the Company’s fiscal year ended December 31, 2012, as shown on the following table:

Name	Product Cost
Nolan D. Archibald	$30,000
Anne E. Bélec	27,620
Jeffrey L. Bleustein	-
Cambria W. Dunaway	7,009
David C. Everitt	-
Manuel A. Fernandez	2,810
Graham H. Phillips	21,984
Ralph C. Stayer	30,000
J. Steven Whisler	30,000
Roger J. Wood	-
Lawrence A. Zimmerman	965

Narrative to Director Compensation Table

Annual Fee and Deferred Stock Awards. Non-employee directors are entitled to an annual fee of $180,000. The Lead Independent Director and the director who is the Chair of the Audit Committee are entitled to an additional fee of $20,000 each, and the other members of the Audit Committee are entitled to an additional fee of $10,000, due to the increased time commitment required of those directors. The director who chairs the Compensation Committee is also entitled to an additional annual fee of $10,000. The directors who chair the Finance and the Nominating and Corporate Governance Committees are entitled to an additional annual fee of $7,500 each. Each director who serves on more than one Committee is entitled to an additional annual fee of $7,500, unless the director already receives additional fees as a result of serving on both of those Committees. One-half of each director’s total annual fee is paid in Brunswick Common Stock, the number of shares of which is determined by the closing price of Brunswick Common Stock on the date of the award and is reported in the “Stock Awards” column of the Director Compensation Table. The receipt of these shares may be deferred until a director retires from the Board. Each director may elect to have the remaining one-half of the annual fee paid as follows:

•

In cash;

•

In Brunswick Common Stock distributed currently; or

•

In deferred Brunswick Common Stock with a 20 percent premium.

For directors who elect to receive deferred Brunswick Common Stock, the number of shares to be received upon retirement is determined by multiplying the cash amount by 1.2, then dividing that amount by the closing price of Brunswick Common Stock on the date of award.

Share Ownership Guidelines. As set forth in the Company’s Principles and Practices, within three years of the later of the date on which a director first becomes a director, or January 1, 2011, and thereafter for so long as the director serves on the Board, each director is required to own common stock and deferred stock units of the Company equal to three times the amount of the director’s annual cash retainer. Once having met this threshold, if a director falls below the threshold as a result of a decline in the Company’s stock price, the director shall have a two-year period within which to once again achieve the threshold. The Company will calculate compliance with these guidelines annually, using the average Brunswick stock price for the prior calendar year. As of December 31, 2012, all directors were in compliance with the share ownership requirements.

Brunswick Product Program. Directors are encouraged to use Brunswick products to enhance their understanding and appreciation of Brunswick’s business. Directors receive an annual allowance of up to $30,000 which may be applied to: (i) purchase Brunswick products at the discounted rates established pursuant to the Employee Purchase Program; and/or (ii) fund expenses incurred with regard to the ownership of such products. The value of the products is included in the directors’ taxable income. Directors may also purchase additional Brunswick products at the Employee Purchase Program’s discounted rates.

Brunswick Gift Matching. The Board of Directors Gift Matching Program provides support to charitable organizations deemed important to Brunswick’s Board of Directors. The Brunswick Foundation will match up to a maximum of $5,000 contributed per director per program year (December 1 - November 30). Eligible organizations must be non-profit and granted exemption under Code Section 501(c)(3) and ruled to be publicly supported under 509(a) of the Code.

BRUNSWICK CORPORATION – 2013 Proxy Statement   45

Back to Contents

PROPOSAL NO. 3:    APPROVAL OF THE BRUNSWICK CORPORATION SENIOR MANAGEMENT INCENTIVE PLAN

The Board of Directors proposes that stockholders approve the Brunswick Corporation Senior Management Incentive Plan (the “SMIP”). The SMIP was adopted by the Board of Directors on February 5, 2013 to be effective as of January 1, 2013, subject to stockholder approval at the 2013 Annual Meeting of the Company. The Board believes that awards made pursuant to the SMIP will provide certain advantages to the Company, because it will more closely link compensation to objective measures of the Company’s performance and, in addition, may increase the amount of compensation that the Company can deduct for federal income tax purposes.

Description of the SMIP

The following is a description of the SMIP. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Plan Term. The SMIP term is January 1, 2013 to December 31, 2017.

Eligible Participants. All nine Executive Officers of the Company are eligible to participate in the SMIP but only if the Compensation Committee selects them for inclusion in the plan for a given performance period.

Form of Award. The payments made under the SMIP may include, without limitation, cash, shares of Company common stock or stock-based awards granted under the Company’s equity incentive plan for a specified performance period and only if specified performance goals are attained.

Administration. The Compensation Committee, which is made up entirely of independent directors, shall interpret, construe and administer the SMIP. The Compensation Committee’s interpretation, construction and administration of the SMIP and all of its determinations thereunder shall be final, conclusive and binding on all persons for all purposes. The Compensation Committee shall have the authority to determine: the participants for a given performance period; the performance goals and other terms and conditions that apply to each participant’s award; the form of payment of an award; whether performance goals have been attained; whether incentive awards shall be deferred or may be deferred by the participant and whether to adopt, revise, suspend, waive, repeal, when and as appropriate, the administrative rules, guidelines and procedures for the plan. The Compensation Committee may delegate some or all of its powers and authority to the Chairman of the Board and Chief Executive Officer or other executive officer of the Company as the Compensation Committee deems appropriate, except in the case of awards payable to officers whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code. Only the Compensation Committee may designate such officers as plan participants, establish the performance goals and award opportunities for such officers and certify the achievement of such performance goals.

Performance Goals. The Compensation Committee shall establish for each performance period one or more objective performance goals for each participant or for a group of participants. Performance goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures stated in either absolute terms or relative terms, such as rates of growth or improvement or the performance of other companies or indices: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share (determined on a fully diluted basis), total stockholder return, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, sales, revenue, market share, free cash flow, cash flow return on investment, cash on hand, expense reduction, interest expense after taxes, return on investment, return on invested capital, economic value created, operating margin, net income before or after taxes, earnings before interest, taxes, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating income, net cash provided by operations, total liquidity, net debt, operating working capital and strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, safety and acquisitions or divestitures, or any combination of the foregoing.

Limits. At the time performance goals are established for a performance period, the Compensation Committee shall also establish an individual award opportunity for each participant or group of participants, which shall be based on the achievement of one or more specified targets or performance goals. The targets shall be expressed in terms of an objective formula or standard which may, at the discretion of the Compensation Committee, be expressed based on the participant’s annual base salary or a multiple thereof. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under any individual award opportunity that would otherwise be made to any participant or decide that no payment shall be made, and the Compensation Committee may in its sole discretion establish secondary performance goals, that need not be specified in the plan, which the Compensation Committee may use as guidelines when making the decision whether to reduce any such payment. No participant may receive a payment under the Plan with respect to any fiscal year of the Company in excess of $5,000,000, which maximum amount shall be proportionally increased or decreased with respect to performance periods that are more or less than one year in duration.

Amendment or Termination of the SMIP. The Compensation Committee may amend or terminate the SMIP, as it deems advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code.

BRUNSWICK CORPORATION – 2013 Proxy Statement   46

Back to Contents

Benefits Table. Set forth below are the expected target and maximum incentive awards that were determined by the Compensation Committee for the Chief Executive Officer, the named executive officers and eligible executives in 2013 if the Company meets all established target performance levels. No awards will be made under the SMIP if shareholders do not approve the plan, and the Company will determine whether alternative compensation arrangements should be implemented.

Name	Senior Management Incentive Plan(1)
	Threshold	Target	Maximum
Dustan E. McCoy	$-	$1,500,000	$3,000,000
Mark D. Schwabero	$-	$445,000	$890,000
Andrew E. Graves	$-	$445,000	$890,000
B. Russell Lockridge	$-	$385,000	$770,000
Executive Group	$-	$1,287,442	$2,574,885
(1) Consists of threshold, target and maximum awards under the 2013 BPP using base salaries as of December 31, 2012.

Your Board of Directors recommends a vote FOR the approval of the Brunswick Corporation Senior Management Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, regarding Brunswick Common Stock that may be issued under equity compensation plans currently maintained by Brunswick.

Plan Category	a	b	c
	Number of securities to be issued upon the exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	9,007,583(2)(3)	$17.33(4)	2,265,384(5)

(1)

The 2003 Stock Incentive Plan has been approved by Brunswick shareholders.

(2)

Includes 8,166,022 shares of Brunswick Common Stock subject to outstanding stock appreciation rights and stock options, 73,022 shares of Brunswick Common Stock subject to deferred obligations to issue shares of Brunswick Common Stock, 95,900 shares of performance share obligations to issue shares of Brunswick Common Stock and 672,639 shares of restricted stock obligations to issue shares of Brunswick Common Stock.

(3)

Shares represented by performance awards may be adjusted depending on performance.

(4)

The weighted average exercise price was calculated solely with respect to outstanding stock appreciation rights and stock options. Deferred and restricted stock obligations to issue shares of Brunswick Common Stock have been disregarded for purposes of calculating the weighted average exercise price because no exercise price is associated with those obligations.

(5)

All shares are available under the 2003 Stock Incentive Plan.

BRUNSWICK CORPORATION – 2013 Proxy Statement   47

Back to Contents

PROPOSAL NO. 4:    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm for Brunswick and its subsidiaries for its fiscal year ending December 31, 2013. Although the Company is not required to seek shareholder approval of this appointment, the Board of Directors has determined that in keeping with the principles of sound corporate governance, the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit Committee recommend that shareholders ratify the appointment of Ernst & Young as the independent registered accounting firm for Brunswick and its subsidiaries for the fiscal year ending December 31, 2013. If our shareholders do not ratify the appointment, the Audit Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation. Ernst & Young has served as the independent registered public accounting firm for Brunswick and its subsidiaries since 2002. Representatives of Ernst & Young will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.

Your Board of Directors and the Audit Committee recommend a vote FOR the approval and ratification of the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm.

Fees Incurred for Services of Ernst & Young

Brunswick incurred the following fees for services rendered by Ernst & Young, Brunswick’s independent registered public accounting firm, during the fiscal years ended December 31, 2012 and 2011:

Audit Fees: The aggregate fees billed by Ernst & Young for professional services rendered for the audit of Brunswick’s annual financial statements for fiscal years 2012 and 2011, reviews of the financial statements included in Brunswick’s related Quarterly Reports on Form 10-Q during such fiscal years and accounting and financial reporting consultations were $4,237,100 and $4,365,300, respectively.

Audit-Related Fees: The aggregate fees billed by Ernst & Young for professional services rendered for audit-related activities for Brunswick for 2012 and 2011 were $10,000 and $10,000, respectively. Audit-related services principally include audits of employee benefit plans.

Tax Fees: The aggregate fees billed by Ernst & Young for fiscal years 2012 and 2011 for tax-related services were $346,000 and $219,000, respectively. Such fees involved the following activities: tax compliance services and tax consulting services.

All Other Fees: There were no fees billed by Ernst & Young for fiscal years 2012 and 2011 for services other than those described in the preceding paragraphs. All of the services described above were pre-approved by the Audit Committee.

Approval of Services Provided by Independent Registered Public Accounting Firm

The Audit Committee is responsible for pre-approving all audit and non-audit services to be provided by Brunswick’s independent registered public accounting firm. The Audit Committee has adopted a two-tiered approach for granting such pre-approvals. Each year it approves an overall budget for specified audit and non-audit services, after which the Audit Committee must pre-approve either: (i) any proposed specified service that would result in total fees exceeding the budget; or (ii) any proposed service not specified in the budget.

BRUNSWICK CORPORATION – 2013 Proxy Statement   48

Back to Contents

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

In order to be considered for inclusion in Brunswick’s proxy materials for its 2014 annual meeting, a shareholder proposal must be received at Brunswick’s principal executive offices at 1 N. Field Court, Lake Forest, Illinois 60045-4811 (fax: 847.735.4433; e-mail corporate.secretary@brunswick.com) by November 21, 2013.

In addition, a shareholder may wish to have a proposal presented at the 2014 annual meeting, but not to have such proposal included in Brunswick’s proxy materials relating to that meeting. Brunswick’s By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the Board. Pursuant to the By-laws, a shareholder proposal or nomination intended to be brought before the 2014 annual meeting must be delivered to Brunswick’s Secretary between January 1, 2014 and January 31, 2014.

Brunswick encourages you to vote on the matters that will be presented to Brunswick shareholders at the Annual Meeting. Please vote as soon as possible so that your shares will be represented.

By order of the Board of Directors,

Kristin M. Coleman
Secretary
Lake Forest, Illinois
March 21, 2013

BRUNSWICK CORPORATION – 2013 Proxy Statement   49

Back to Contents

Appendix A  Brunswick Corporation Senior Management Incentive Plan

I.   Purposes

The purposes of the Brunswick Corporation Senior Management Incentive Plan (the “Plan”) are to retain and motivate the officers of Brunswick Corporation (the “Company”) and its subsidiaries who have been designated by the Committee, as herein defined, to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for an applicable Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.   Certain Definitions

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Human Resources and Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the New York Stock Exchange, or such other principal national stock exchange on which the common stock of the Company is then traded, to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean Brunswick Corporation, a Delaware corporation, and any successor thereto.

“Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Determination Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

“Individual Award Opportunity” shall mean the potential of a Participant to receive an incentive payment based on the extent to which the applicable performance goals for a Performance Period shall have been satisfied. An Individual Award Opportunity may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

“Participant” shall mean an officer of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period commencing on or after January 1, 2013, for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the Brunswick Corporation Senior Management Incentive Plan, as set forth herein, as it may be amended from time to time.

III.   Administration

3.1   General

The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Individual Award Opportunity granted hereunder (including reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2   Powers and Responsibilities

The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1:

(a)

to designate within the Determination Period the Participants for a Performance Period;

(b)

to establish within the Determination Period the performance goals and other terms and conditions that are to apply to each Participant’s Individual Award Opportunity, including the extent to which any incentive payment shall be made to a Participant in the event of (A) the Participant’s termination of employment with the Company due to disability, retirement, death or any other reason or (B) a change in control of the Company;

(c)

to determine the form of payment of Individual Award Opportunities, which may include, without limitation, cash, shares of Company common stock or stock-based awards granted under the Company’s equity incentive plan as in effect from time to time, or any other property approved by the Committee;

(d)

to determine and certify in writing prior to the payment under any Individual Award Opportunity that the performance goals for a Performance Period and other material terms applicable to the Individual Award Opportunity have been satisfied;

BRUNSWICK CORPORATION – 2013 Proxy Statement   50

Back to Contents

(e)

subject to the requirements of Section 409A of the Code, to decide whether, and under what circumstances and subject to what terms, Individual Award Opportunities are to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(f)

to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3   Delegation of Power

The Committee may delegate some or all of its power and authority hereunder to the Chairman of the Board and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Individual Award Opportunities for such person, and (iii) certify the achievement of such performance goals.

IV.   Performance Goals

4.1   Establishing Performance Goals

The Committee shall establish within the Determination Period of each Performance Period one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal. Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement or the performance of other companies or indices: the attainment by a share of common stock of a specified fair market value for a specified period of time, earnings per share (determined on a fully diluted basis), total stockholder return, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, sales, revenue, market share, free cash flow, cash flow return on investment, cash on hand, expense reduction, interest expense after taxes, return on investment, return on invested capital, economic value added, operating margin, net income before or after taxes, earnings before interest, taxes, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating income, net cash provided by operations, total liquidity, net debt, operating working capital and strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, safety and acquisitions or divestitures, or any combination of the foregoing. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be a covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period.

4.2   Impact of Extraordinary Items or Changes in Accounting

The measures utilized in establishing performance goals under the Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles (“GAAP”), where applicable, and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, without regard to (i) extraordinary or other nonrecurring or unusual items, or restructuring or impairment charges, such as restructuring, exit and impairment charges, tax items and loss on debt extinguishment costs, as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Determination Period or as otherwise required under Section 162(m) of the Code.

V.    Individual Award Opportunities

5.1   Terms

At the time performance goals are established for a Performance Period, the Committee also shall establish an Individual Award Opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may, at the discretion of the Committee, be based upon the Participant’s annual base salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment under any Individual Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made, and the Committee may in its sole discretion establish secondary performance goals, that need not be specified in Section 4.1 of the Plan, which the Committee may use as guidelines in making the decision whether to reduce any such payment. No Participant shall receive a payment under the Plan with respect to any fiscal year of the Company in excess of $5,000,000, which maximum amount shall be proportionately increased or decreased with respect to Performance Periods that are more or less than one year in duration.

BRUNSWICK CORPORATION – 2013 Proxy Statement   51

Back to Contents

5.2   Incentive Payments

Subject to Section 3.2(e), payments under Individual Award Opportunities shall be made within 2½ months after the end of the Performance Period for which the incentive awards are payable, except that no such payment shall be made unless and until the Committee, based to the extent applicable on the Company’s audited consolidated financial statements for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified in writing the extent to which the applicable performance goals for such Performance Period have been satisfied.

VI.   General

6.1   Effective Date and Term of Plan

The Plan shall be submitted to the stockholders of the Company for approval at the 2013 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2013. This Plan may be terminated at any time by the Committee. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void.

6.2   Amendment or Termination of Plan

The Committee may amend or terminate this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code.

6.3   Non-Transferability of Awards

No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4   Tax Withholding

The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5   No Right of Participation or Employment

No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6   Designation of Beneficiary

If permitted by the Company, a Participant may file with the Company a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form prescribed by the Company. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7   Governing Law

This Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8   Other Plans

Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9   Binding Effect

The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

BRUNSWICK CORPORATION – 2013 Proxy Statement   52

Explore Brunswick

Scan these QR codes with a smart device or use the URLs to learn more about Brunswick:

Read our online Annual Report

http://www.brunswick.com/investors/publications-and-filings/annualreports.php

Read our online Proxy Statement

http://www.brunswick.com/investors/publications-and-filings/proxy-statements.php

Visit our Investor Relations website

http://www.brunswick.com/investors

The Brunswick Story

Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill "Genuine Ingenuity"™ in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood marine parts and accessories; Land 'N' Sea, Kellogg Marine, and Diversified Marine parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris FloteBote, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray, Trophy, Uttern and Valiant boats; Life Fitness and Hammer Strength fitness equipment; Brunswick bowling centers, equipment and consumer products; Brunswick billiards tables and foosball tables. For more information, visit *http://www.brunswick.com*.

BRUNSWICK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern Time on Tuesday, April 30, 2013. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Brunswick Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time on Tuesday, April 30, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors	For	Against	Abstain
01 Nolan D. Archibald	0	0	0
02 David C. Everitt	0	0	0
03 Roger J. Wood	0	0	0
04 Lawrence A. Zimmerman	0	0	0

NOTE: In their discretion, on such other business as may properly come before the meeting.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2 The approval of the compensation of our named executive officers on an advisory basis.	0	0	0
3 The approval of the Brunswick Corporation Senior Management Incentive Plan.	0	0	0
4 The ratification of the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.	0	0	0

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000157895_1

BRUNSWICK

TWO ADDITIONAL WAYS TO VOTE

Vote by Internet

It's fast, convenient, and your vote is immediately confirmed and registered. You may also give your consent to have all future proxy statements and annual reports delivered to you electronically.

Go to Web site

www.proxyvote.com

Follow these three easy steps:

- Read the accompanying Proxy Statement and Proxy Card.
- Go to Web site **www.proxyvote.com.**
- Follow the simple instructions.

Vote by Telephone

It's fast, convenient, and your vote is immediately confirmed and registered.

Call toll-free on a touch-tone phone in the U.S. or Canada

1-800-690-6903

Follow these three easy steps:

- Read the accompanying Proxy Statement and Proxy Card.
- Call the toll-free phone number above.
- Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Registered

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com .

Solicited on behalf of the Board of Directors of
BRUNSWICK CORPORATION

The undersigned hereby appoints W.L. Metzger, K.M. Coleman and R.M. Gwillim, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of Brunswick Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 1, 2013 or any adjournment thereof.

This proxy also provides voting instructions for shares held by Vanguard Fiduciary Trust Company, the trustee for the Brunswick Retirement Savings Plan and the Brunswick Rewards Plan, and directs such trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in these plans. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted, by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge, no later than 5:00 p.m Eastern time on Tuesday, April 30, 2013, for all registered shares to be voted and no later than 5:00 p.m. Eastern time on Friday, April 26, 2013, for the Trustee to vote the Plan shares. Individual proxy voting and voting instructions will be kept confidential.

0000157895_2

Continued and to be signed on reverse side